UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BOISE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

                Notice of
                2009 Annual Shareholders' Meeting
                and Proxy Statement

CONTENTS

Chair's Letter to Shareholders
Notice of 2009 Annual Shareholders' Meeting
1	Solicitation of Proxies and Voting
1	Internet Availability of Proxy Materials, Annual Reports on Form 10-K, and Other Reports and Policies
1	Record Date and Voting at Our 2009 Annual Shareholders' Meeting
2	Proxy Solicitation
2	Householding of Annual Meeting Materials
3	Shareholder Communications
3	Shareholder Communications With Our Board of Directors
3	Shareholder Proposals for Inclusion in Next Year's Proxy Statement
4	Proposals to Be Voted on
4	Proposal No. 1 – Election of Directors
9	Proposal No. 2 – Approval of Amendment to the Boise Inc. Incentive and Performance Plan
16	Corporate Governance Principles and Board Matters
16	Corporate Governance Guidelines
16	Director Independence
16	Board and Committee Matters
20	Director Selection Process
21	Board and Committee Evaluations
21	Code of Ethics for Our Board of Directors
21	Conflicts of Interest
21	Director Compensation
22	Director Fees
22	2008 Director Equity Grants
23	Directors Deferred Compensation Plan
23	2009 Director Compensation
24	Director Compensation Table
25	Security Ownership
25	Beneficial Ownership of Greater Than 5% of Our Outstanding Common Stock
26	Beneficial Ownership of Our Directors and Executive Officers
28	Securities Authorized for Issuance Under Our Equity Compensation Plan as of December 31, 2008
29	Executive Compensation
29	Compensation Committee Interlocks and Insider Participation
29	Compensation Committee Report
29	Compensation Discussion and Analysis
29	Executive Compensation Program Objectives
30	Executive Compensation Program Elements
31	Base Salary
31	Short-Term Incentive Compensation
32	Long-Term Incentive Compensation
34	Other Compensation and Benefit Plans
39	Compensation Tables
40	Summary Compensation Table
44	Grants of Plan-Based Awards Table
45	Outstanding Equity Awards at Fiscal Year-End Table
45	Option Exercises and Stock Vested Table
46	Pension Benefits Table
47	Nonqualified Deferred Compensation Table
48	Severance Tables
54	Section 16(a) Beneficial Ownership Reporting Compliance
55	Transactions With Related Persons, Promoters, and Certain Control Persons
55	Related-Person Transactions
56	Policies and Procedures for Related-Person Transactions
57	Audit Committee Matters
57	Audit Committee Report
58	Policies and Procedures for Preapproval of Audit and Nonaudit Services
58	Auditor Fees and Services
60	Appointment of Independent Registered Public Accounting Firm for 2009
61	Information About Attending Our 2009 Annual Shareholders' Meeting
Appendix A – Boise Inc. Incentive and Performance Plan, as Proposed to be Amended

CHAIR'S LETTER TO SHAREHOLDERS

Dear Fellow Shareholders:

On February 22, 2008, Boise Inc. was formed following the Aldabra 2 Acquisition Corp. purchase of the paper and packaging assets of Boise Cascade, L.L.C. Boise Inc. is a new company with a talented management team, strong cash-generating capability, and a strategic focus on growing the packaging side of the business.

Early in the year, we faced significant and rapid cost inflation in many of the commodity raw material and energy inputs we use in our manufacturing processes. As the year progressed, the global financial crisis brought significant challenges to the economy, and we began to experience a softening of demand for some of our products.

Despite this challenging environment, I am pleased to report that management and the entire Boise Inc. team took many actions to make Boise Inc. a stronger and more competitive company.

•
We completed the upgrade of our linerboard machine in DeRidder, Louisiana, which extended our linerboard production capability and reduced our fossil fuel consumption.

•
We continued to generate strong growth in our label and release, flexible packaging, and premium office papers, building on previous investments at our Wallula, Washington, mill.

•
We restructured our St. Helen's, Oregon, mill to reduce our exposure to declining printing and converting markets, lower our cost structure, and enhance margins.

•
Most importantly, we achieved all of this while delivering exceptional safety results, finishing the year with an incident rate (IR) of 1.3, compared with a target of 1.8, and we executed a "perfect game" in environmental performance in 2008 – no notices of violation and no environmental penalties.

There are many challenges ahead. As I write this letter, reports on the U.S. and global economy continue to be almost universally negative with the ultimate impact to our markets yet to be determined. Our share price, like others in our industry, has been very disappointing.

One thing has not changed: Our goal of producing a superior return on capital and thus generating value for our shareholders. The actions we took and the results we delivered in 2008 put us in a stronger position as we move into our second year as Boise Inc.

On behalf of the board of directors, I thank all Boise employees for their dedication and hard work, and I thank shareholders for your support.

Cordially,

Carl A. Albert
Chair of the Board of Directors

March 17, 2009

NOTICE OF 2009 ANNUAL SHAREHOLDERS' MEETING

To Boise Inc. Shareholders:

Boise Inc. will hold its 2009 Annual Shareholders' Meeting on Thursday, April 23, 2009, at 10:00 a.m. Mountain Daylight Time at the company's headquarters in the Boise Plaza Building, 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. The meeting will be held in the 1-West A.V. Conference Room. At the meeting, shareholders will be asked to:

  1.
  Elect three directors;

  2.
  Approve an amendment to the Boise Inc. Incentive and Performance Plan to increase the number of shares authorized under the plan; and

  3.
  Transact other business properly presented at the meeting.

Your board of directors recommends you vote FOR all director nominees and FOR the approval of the amendment to the Boise Inc. Incentive and Performance Plan. Your vote is important.

Please consider the issues presented in this Proxy Statement, and vote your shares as promptly as possible.

Thank you,

By order of the board of directors,

Karen E. Gowland
Vice President, General Counsel,
    and Corporate Secretary

Boise, Idaho
March 17, 2009

SOLICITATION OF PROXIES AND VOTING

Internet Availability of Proxy Materials, Annual Reports on Form 10-K, and Other Reports and Policies

You may view a complete copy of our Proxy Statement and 2008 Annual Report on Form 10-K by visiting our website at www.BoiseInc.com and selecting Investors and then Annual Meeting and Proxy Materials. We will begin mailing our Proxy Statement, 2008 Annual Report on Form 10-K, and a proxy card to shareholders of record on or about March 17, 2009.

You may view complete copies of all of our filings with the Securities and Exchange Commission (SEC), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, financial information, and other reports and policies, by visiting our website at www.BoiseInc.com and selecting Investors and then SEC Filings. You may also obtain copies of our SEC filings, free of charge, by calling (208) 384-7803 or by sending a written request to:

    Boise Inc.
    Attention: Investor Relations
    PO Box 990050
    Boise, ID 83799-0050

Record Date and Voting at Our 2009 Annual Shareholders' Meeting

Shareholders owning our common stock at the close of business on March 13, 2009 (the Record Date), may vote at our 2009 Annual Shareholders' Meeting. On the Record Date, 79,879,388 shares of our common stock were outstanding. Each share is entitled to one vote on each matter to be voted upon at our 2009 Annual Shareholders' Meeting.

All valid proxies properly executed and received by us prior to our 2009 Annual Shareholders' Meeting will be voted as you direct. If you do not specify how you want your shares voted, they will be voted FOR the election of the three director nominees and FOR the approval of the amendment to the Boise Inc. Incentive and Performance Plan to increase the number of shares authorized under the plan. Your shares will also be voted on any other matters presented for a vote at the meeting in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy and change your vote at any time before our 2009 Annual Shareholders' Meeting by submitting a written notice to our corporate secretary, by mailing a later-dated and properly executed proxy, or by voting in person at our 2009 Annual Shareholders' Meeting.

We have appointed Continental Stock Transfer & Trust Company (Continental Stock) as our independent inspector of election. Continental Stock will tabulate all votes cast at our 2009 Annual Shareholders' Meeting and determine whether a quorum is present.

A quorum is necessary to hold a valid meeting. A quorum will exist if shareholders holding a majority of the shares of our stock issued and outstanding and entitled to vote at the meeting are present in person or by proxy. The inspector of election will treat abstentions and "broker nonvotes" as shares of stock that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker nonvote" occurs when a broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers will not have discretionary power with respect to the proposal to amend the Boise Inc. Incentive and Performance Plan to increase the number of shares of stock available for issuance under the plan.

The three director nominees who receive the greatest number of votes at the annual meeting will be elected as directors. Abstentions and broker nonvotes will have no effect on the outcome of this proposal.

The proposal to amend the Boise Inc. Incentive and Performance Plan to increase the number of shares of stock available for issuance under the plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions will have the same effect as voting against this proposal. Broker nonvotes will have no effect on the outcome of this proposal.

Proxy Solicitation

Our board of directors is soliciting your proxy. We will not retain a proxy solicitor; however, our employees and directors may solicit proxies by mail, telephone, facsimile, e-mail, or in person. Our employees and directors will not receive additional compensation for these activities, and the entire cost of this solicitation will be borne by us.

Householding of Annual Meeting Materials

Some banks, brokers, and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement and 2008 Annual Report on Form 10-K may have been sent for use by multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you write to the Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or call Broadridge toll free at 1-800-542-1061. If you want to receive separate copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder, or you may contact Broadridge at the address and phone number shown above.

SHAREHOLDER COMMUNICATIONS

Shareholder Communications With Our Board of Directors

You may contact our board of directors by writing to them in care of our corporate secretary at the address shown below, or by e-mailing them at directors@BoiseInc.com. All shareholder correspondence will be referred to the chair of our board, who is not a member of management. While we do not screen these communications, copies of all complaints or concerns will be forwarded to our general counsel and corporate secretary.

    Boise Inc.
    Attention: Corporate Secretary
    PO Box 990050
    Boise, ID 83799-0050

Shareholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in next year's Proxy Statement, according to SEC rules, our corporate secretary must receive shareholder proposals at the address shown above not later than November 16, 2009. In addition, our Bylaws require that our corporate secretary must receive notice of any nominations for director or other business a shareholder proposes to bring before our next annual meeting not less than 120 nor more than 150 days prior to April 23, 2010.

Please refer to Article II, Section 4 of our Bylaws for an outline of the information a shareholder's notice must include regarding director nominees and other business to be brought before a shareholders' meeting.

You may view a complete copy of our Bylaws by visiting our website at www.BoiseInc.com and selecting Investors, Corporate Governance, and then Bylaws.

PROPOSALS TO BE VOTED ON

Proposal No. 1 – Election of Directors

Our board of directors consists of three staggered classes of directors, designated as Class I, Class II, and Class III. The director members of, and the initial termination dates for, each class are:

Initial Termination Date
Class	Director Members

I	Carl A. Albert Thomas S. Souleles Jason G. Weiss	Date of 2009 Annual Meeting
II	Jonathan W. Berger Jack Goldman W. Thomas Stephens	Date of 2010 Annual Meeting
III	Nathan D. Leight Matthew W. Norton Alexander Toeldte	Date of 2011 Annual Meeting

At each succeeding annual shareholders' meeting, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified or until his or her earlier death, disqualification, resignation, or removal.

Nominees

Three nominees, Messrs. Albert, Souleles, and Weiss, are standing for election as directors at our 2009 Annual Shareholders' Meeting to hold office for three-year terms expiring in 2012.

Your shares will be voted according to your instructions. If you return your signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the three director nominees. To be elected to our board of directors, the director nominees must receive a plurality of the votes cast by our shareholders present in person or by proxy and entitled to vote. If a director nominee who is a continuing director is not reelected, he will remain in office until a successor is elected or until his earlier resignation or removal.

All three director nominees have confirmed their availability for election. If any of the director nominees become unavailable to serve as a director for any reason prior to our 2009 Annual Shareholders' Meeting, our board of directors may substitute another person as a director nominee. In that case, your shares will be voted FOR the substitute director nominee.

Biographical information follows for the three director nominees and for the directors continuing in office.

Our board of directors recommends shareholders vote FOR all three director nominees.

Carl A. Albert Nominee	Jonathan W. Berger
Jack Goldman	Nathan D. Leight
Matthew W. Norton	Thomas S. Souleles Nominee
W. Thomas Stephens	Alexander Toeldte
Jason G. Weiss Nominee

Carl A. Albert, 67 – Nominee

Mr. Albert serves as our board chair. He has served as a director of the company since its inception in 2007. Since April 2000, Mr. Albert has served as the chair of the board and chief executive officer of Fairchild Venture Capital Corporation, a private investment firm. From 1990 to 2000, he was the majority owner, chair of the board, and chief executive officer of Fairchild Aerospace Corporation and Fairchild Dornier Corporation and chair of the supervisory board of Dornier Luftfahrt, GmbH, all aircraft manufacturing companies. From 1989 to 1990, Mr. Albert was a private investor. After providing start-up venture capital, he served from 1981 to 1988 as chair of the board and chief executive officer of Wings West Airlines, a regional airline that was acquired by AMR Corporation, parent of American Airlines, in 1988. Following the acquisition, Mr. Albert served as president until 1989. Prior to this, he was an attorney practicing business, real estate, and corporate law. Mr. Albert is also a member of the boards of directors of Tulip Corporation, a privately held manufacturing company, and the National Asthma Campaign. Mr. Albert received a B.A. from the University of California at Los Angeles and an L.L.B. from the University of California at Los Angeles School of Law.

Jonathan W. Berger, 50

Mr. Berger has served as a director of the company since its inception in 2007. Mr. Berger has been associated with Navigant Consulting, Inc., an NYSE-listed consulting firm, since December 2001 and is the managing director and co-leader of that firm's corporate finance practice. He has also been president of Navigant Capital Advisors, L.L.C., Navigant Consulting, Inc.'s registered broker-dealer, since October 2003. From 2000 to 2001, Mr. Berger was president of DotPlanet.com, an Internet services provider. From 1983 to 1999, Mr. Berger was employed by KPMG LLP, an independent public accounting firm, and served as a partner from 1991 to 1999, where he led the corporate finance practice for three of those years. Mr. Berger is also a member of the board of directors of Great Lakes Dredge & Dock Corporation and is chair of its audit committee. Mr. Berger received a B.S. from Cornell University and an M.B.A. from Emory University. Mr. Berger is a certified public accountant. Mr. Berger is the cousin of Nathan D. Leight, one of our directors.

Jack Goldman, 68

Mr. Goldman has served as a director of the company since February 2008. Since January 2006, he has been a partner in the law firm of Theodora, Oringher, Miller & Richman PC in Los Angeles. From May 2002 until January 2006, Mr. Goldman was of counsel to the law firm of Miller & Holguin, at which time it merged with his current firm. Mr. Goldman was a partner in the law firm of Arter & Hadden from 1994 through 2000 and thereafter was of counsel to that firm until 2002. Prior to this, he was a partner in the law firm of Keck, Mahin & Cate from 1989 until 1994. Mr. Goldman was general counsel of Superscope, Inc., a multinational manufacturer and distributor of brand name consumer audio products from 1975 to 1980. While at Superscope, he also served as treasurer and vice president of administration. Mr. Goldman was admitted to practice law in California in 1966 and engaged in private practice until 1975. He returned to private practice through his own law firm beginning in November 1980 through May 1989. From April 2001 until December 2007, Mr. Goldman served as chair and chief executive officer of Business Protection Systems International, Inc. (BPSI), a privately held provider of proprietary software solutions for business continuity and risk management programs for business and public sector clients. Mr. Goldman continues to serve as a director of BPSI. Mr. Goldman received a B.A. from Lafayette College and a J.D. from the University of California at Los Angeles School of Law.

Nathan D. Leight, 49

Mr. Leight has served as a director of the company since its inception in 2007. Prior to our acquisition of Boise Cascade Holdings, L.L.C.'s paper, packaging, and newsprint businesses on February 22, 2008, he was the chair of our board. Mr. Leight is the co-founder, chief investment officer, and a senior managing member of Terrapin Partners, LLC, and Terrapin Asset Management, LLC, both private investment entities. From 2004 to 2006, he was chair of the board of Aldabra Acquisition Corporation, a previously publicly traded blank check company. In December 2006, Aldabra merged with Great Lakes Dredge & Dock Corporation, and since that time, Mr. Leight has served as a director of that company. From 2000 to 2002, he served as interim chief executive officer of VastVideo, Inc., and from 1998 to 1999, he served as the interim chief executive officer of e-STEEL L.L.C. From 1995 to 1998, Mr. Leight was employed by hedge fund Gabriel Capital LP, where he served as chief investment officer. From 1991 to 1995, Mr. Leight served as a managing director of Dillon Read & Co., overseeing the firm's proprietary trading department. Mr. Leight received an A.B. from Harvard College (cum laude). Mr. Leight is the cousin of Jonathan W. Berger, one of our directors. Mr. Leight serves on our board as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement).

Matthew W. Norton, 30

Mr. Norton has served as a director of the company since January 2009. Mr. Norton has been employed by Madison Dearborn Partners since May 2008 and currently serves as a vice president. From August 2006 to May 2008, Mr. Norton attended The Wharton School of the University of Pennsylvania. From July 2004 to August 2006, he was employed by Madison Dearborn Partners as an associate. From 2001 to 2004, he was employed by Merrill Lynch. Mr. Norton is also a member of the boards of directors of Forest Products Holdings, L.L.C., and Boise Cascade Holdings, L.L.C. Mr. Norton received a B.S. and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Norton serves on our board as a designee of the Boise Majority Holders (as defined in the Investor Rights Agreement).

Thomas S. Souleles, 40 – Nominee

Mr. Souleles has served as a director of the company since February 2008. He has been employed by Madison Dearborn Partners since 1995 and currently serves as a managing director, concentrating in the basic industries sector. Mr. Souleles is also a member of the boards of directors of Forest Products Holdings, L.L.C., Boise Cascade Holdings, L.L.C., Great Lakes Dredge & Dock Corporation, US Power Generating Company, and The Children's Memorial Medical Center and of the board of trustees of the National Multiple Sclerosis Society, Greater Illinois Chapter. Mr. Souleles received an A.B. from Princeton University, a J.D. from Harvard Law School, and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Souleles serves on our board as a designee of the Boise Majority Holders (as defined in the Investor Rights Agreement).

W. Thomas Stephens, 66

Mr. Stephens has served as a director of the company since February 2008. From October 2004 to November 2008, he served as Boise Cascade Holdings, L.L.C.'s chief executive officer and chairman and one of its directors. Mr. Stephens served as president and chief executive officer of MacMillan Bloedel, a Canadian forest products company, from 1997 until his retirement in 1999. From 1986 to 1996, Mr. Stephens served as the president and chief executive officer of Manville Corporation. From 1982 to 1985, he served as the chief executive officer of Riverwood Corporation. Mr. Stephens is also a member of the board of directors of TransCanada Pipelines Limited. Mr. Stephens received a B.S. and an M.S.I.E. from the University of Arkansas. Mr. Stephens serves on our board as a designee of the Boise Majority Holders (as defined in the Investor Rights Agreement).

Alexander Toeldte, 49

Mr. Toeldte has served as the company's president and chief executive officer and a director since February 2008. Mr. Toeldte joined Boise Cascade Holdings, L.L.C., in early October 2005 as president of the company's packaging and newsprint segment and, in late October 2005, became its executive vice president, paper and packaging and newsprint segments. From 2004 to 2006, Mr. Toeldte was chair of Algonac Limited, a private management and consulting firm based in Auckland, New Zealand. From 2001 to 2003, Mr. Toeldte served as executive vice president of Fonterra Co-operative Group, Ltd., and chief executive officer of Fonterra Enterprises. Fonterra, based in New Zealand, is a global dairy company. From 1999 to 2001, Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group, which was formerly one of the largest companies in New Zealand with holdings in paper, forestry, building materials, and energy. From 2000 to 2001, he was chief executive officer of Fletcher Challenge Building, and from 1999 to 2000, he was chief executive officer of Fletcher Challenge Paper, both of which were publicly traded units of the Fletcher Challenge Limited Group. Prior to 1999, Mr. Toeldte was a partner at McKinsey & Company, where he served since 1986 in Toronto, Brussels, Montreal, and Stockholm. Mr. Toeldte is a member of the board of directors of the American Forest & Paper Association (AF&PA). Mr. Toeldte studied economics at the Albert-Ludwigs-Universität in Freiburg, Germany, and received an M.B.A. from McGill University in Montreal.

Jason G. Weiss, 39 – Nominee

Mr. Weiss has served as a director of the company since its inception in 2007. Prior to our acquisition of Boise Cascade Holdings, L.L.C.'s paper, packaging, and newsprint businesses on February 22, 2008, he was our chief executive officer, secretary, and a member of our board of directors. Mr. Weiss is the co-founder and a managing member of Terrapin Partners, LLC, Terrapin Asset Management, LLC, and TWF Management

Company. From 2004 to 2006, he was chief executive officer of Aldabra Acquisition Corporation, a previously publicly traded blank check company. In December 2006, Aldabra merged with Great Lakes Dredge & Dock Corporation, and since that time, Mr. Weiss has served as a director of that company. From 1999 to 2000, Mr. Weiss served as the chief executive officer and executive vice president of strategy of PaperExchange.com. During 1998 and 2000, Mr. Weiss served as a managing member of e-STEEL L.L.C. and, during 2004, served as a managing member of American Classic Sanitation LLC. Besides serving on the board of directors of Great Lakes Dredge & Dock Corporation, Mr. Weiss also serves on the boards of directors of Equipois, Inc., a privately held manufacturer of mechanical arms that reduce worker injuries from sustained work with heavy tools, and Underground Solutions, Inc., a publicly traded water infrastructure technology company focused on trenchless rehabilitation of water pipelines. Mr. Weiss received a B.A. from the University of Michigan (with Highest Distinction) and a J.D. (cum laude) from Harvard Law School. Mr. Weiss serves on our board of directors as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement).

Proposal No. 2 – Approval of Amendment to the Boise Inc. Incentive and Performance Plan

We ask you to consider and approve an amendment to the Boise Inc. Incentive and Performance Plan (the BIPP), which was approved by our board of directors in February 2009. This amendment, subject to your approval, increases the number of shares approved for issuance under the BIPP by 12,000,000 shares, bringing the total number of shares approved for issuance under the BIPP to 17,175,000.

History and Operation of the BIPP

We use the BIPP to tie a portion of our key employees' total compensation to shareholder value. The BIPP also supports our ability to attract and retain highly qualified managers in key positions.

The BIPP permits grants of annual incentive awards, stock bonuses, restricted stock, restricted stock units, performance stock, performance units, stock appreciation rights (SARs), and stock options (including performance-based or indexed stock options) to our officers, key employees, and nonemployee directors who are selected as participants. The Compensation Committee of our board of directors will generally select BIPP participants.

On February 5, 2008, our shareholders approved the adoption of the BIPP in connection with our acquisition of Boise Cascade Holdings, L.L.C.'s paper, packaging, and newsprint assets (the Acquisition). At that time, a total of 5,175,000 shares of the company's common stock were reserved for issuance under the BIPP. Since the Acquisition and as of March 13, 2009, 13 officers, 43 other key employees, and 8 nonemployee directors had received restricted stock or restricted stock unit awards under the BIPP, totaling 3,113,700 shares, of which 2,436,966 shares of our common stock remain subject to these awards. As of March 13, 2009, 43,017 shares had been forfeited by award recipients. We have 2,104,317 shares currently available for future grants under the BIPP.

The Compensation Committee has approved additional awards of restricted stock and restricted stock units to our officers and other key employees, and our board of directors has approved awards of restricted stock and restricted stock units to our nonemployee directors. These awards, totaling 4,602,185 shares of restricted stock and 1,238,558 restricted stock units, were awarded on March 16, 2009, but are subject to your approval. Assuming your approval and the grant of these awards, the remaining shares available under the BIPP will be 8,263,574 shares.

Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine at the time of grant, as reflected in the applicable award agreement. The Compensation Committee may also make any or all awards performance-based. This means the awards will be paid out based on the attainment of specified performance goals, in addition to any other conditions the Compensation Committee may establish. Awards under the BIPP are discretionary.

The BIPP restricts the number of stock options, SARs, restricted stock shares, restricted stock units, and performance shares that can be granted during any fiscal year to any participant covered by Section 162(m) of the Internal Revenue Code. In addition, the BIPP also limits the amount that may be paid to such participants for both annual incentive awards and performance units granted in a single fiscal year.

Stock Options.  Stock options entitle the holder to purchase shares of our common stock during a specified period at a purchase price set by the Compensation Committee (not less than 100% of the fair market value of our common stock on the grant date). Each option granted under the BIPP will be exercisable for a maximum period of ten years from the date of grant (or for a lesser period if the

Compensation Committee so determines). Participants exercising an option may pay the exercise price by any lawful method permitted by the Compensation Committee.

Stock Appreciation Rights (SARs).  A SAR is the right, denominated in shares, to receive upon exercise, without payment to the company, an amount equal to the excess of the fair market value of a share of our common stock on the exercise date over the fair market value of a share of our common stock on the grant date, multiplied by the number of shares with respect to which the SAR is being exercised. Payment will be made in stock or cash, at the company's option. The Compensation Committee may grant SARs to participants as either free-standing awards or awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other, unless otherwise determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions applicable to awards of free-standing SARs or for awards related to stock options.

Restricted Stock.  Restricted stock is common stock the company transfers or sells to a participant, which is subject to a risk of forfeiture and restrictions on sale or transfer for a period of time. The Compensation Committee will determine the amounts, terms, and conditions (including the attainment of performance goals) of any restricted stock grant. Except for restrictions on transfer (and any other restrictions the Compensation Committee may impose), participants will have all the rights of a shareholder with respect to the restricted stock. Unless the Compensation Committee determines otherwise, a participant's termination of employment during the restricted period will result in forfeiture of all shares subject to restrictions.

Restricted Stock Units.  Restricted stock units are similar to restricted stock, except (1) the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied and (2) the participant does not have rights of a shareholder with respect to the restricted stock units. Restricted stock units may also be paid in cash rather than stock, or in a combination of cash and stock, at the Compensation Committee's discretion.

Performance Units.  The Compensation Committee may also award performance units, which are the right to receive a payment upon the attainment of specified performance goals. The Compensation Committee will establish the applicable performance goals at the time the units are awarded. Payment may be made in cash, stock, or a combination of cash and stock, at the Compensation Committee's discretion.

Performance Shares.  Performance shares represent the right to receive a payment at a future date based on the value of the common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Compensation Committee will establish the performance goals and all other terms applicable to the grant. Payment may be made in cash, stock, or a combination of cash and stock, at the Compensation Committee's discretion.

Annual Incentive Awards.  Annual incentive awards are payments based on the attainment of performance goals specified by the Compensation Committee. Awards are calculated as a percentage of salary, based on the extent to which the performance goals are met during the year, as determined by the Compensation Committee. Awards are paid in cash, stock, or a combination of cash and stock, at the Compensation Committee's discretion.

Stock Bonuses.  Stock bonus awards, consisting of common stock, may be made at the Compensation Committee's discretion upon the terms and conditions (if any) determined by the Compensation Committee.

Performance Goals.  Awards of restricted stock, performance units, performance shares, annual incentive awards, and other awards under the BIPP may be subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code. These goals may include or be based upon, without limitation:

•
Net earnings;

•
Sales or revenue;

•
Net income;

•
Operating income;

•
Operating profit or net operating profit;

•
Cash flow;

•
Economic profit;

•
Return on assets;

•
Return on capital;

•
Return on investment;

•
Return on operating revenue;

•
Return on equity or average shareholders' equity;

•
Total shareholder return;

•
Growth in sales or return on sales;

•
Gross, operating, or net profit margin;

•
Working capital;

•
Earnings per share;

•
Growth in earnings or earnings per share;

•
Price per share of stock;

•
Market share;

•
Overhead or other expense reduction;

•
Growth in shareholder value relative to various indices; and

•
Strategic plan development and implementation.

Performance goals may (1) be used to measure our performance as a whole or any Boise Inc. subsidiary, business unit, or segment, (2) be adjusted to include or exclude extraordinary items, and (3) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Compensation Committee in its discretion.

The following shares of common stock will again be available for issuance under the BIPP:

•
Shares subject to an incentive award that is canceled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any stock; and

•
Shares of stock related to an incentive award that is settled in cash in lieu of stock.

Change in Control

The BIPP provides that in the event of a change in control (as defined in the BIPP), unless otherwise determined by the Compensation Committee, all then-outstanding stock options and SARs will become fully vested and exercisable, and all other then-outstanding awards that are subject to time-based vesting will vest in full and be free of restrictions, except to the extent another award meeting the requirements set forth in the BIPP is provided to the participant to replace such award. The BIPP provides that such a replacement award may take the form of a continuation of the award outstanding prior to the change in control.

Administration of the BIPP

The Compensation Committee administers the BIPP. The Compensation Committee (or any permitted delegee) has the discretion and responsibility to:

•
Grant incentive awards;

•
Determine the participants to whom incentive awards will be granted; and

•
Establish and administer performance goals, among other things.

Our board of directors may amend the BIPP at any time and may make adjustments to the BIPP and outstanding options, without shareholder approval, to reflect a stock split, stock dividend, recapitalization, merger, consolidation, or other corporate events. Shareholders must approve amendments that:

•
Increase the number of shares subject to the BIPP;

•
Decrease the grant or exercise price of any stock-based award to less than the fair market value of a share of Boise Inc. common stock on the grant date;

•
Materially increase the benefits to participants; or

•
Are required by applicable law to be approved by shareholders.

The BIPP became effective on February 22, 2008, upon the closing of the Acquisition. It will expire on February 22, 2018, unless terminated earlier. Our board of directors may terminate the BIPP at any time before that date. Awards outstanding at the expiration or termination of the BIPP shall remain in effect according to their terms and the provisions of the BIPP.

U.S. Federal Income Tax Consequences

The following is a brief description of the principal U.S. federal income tax consequences, based on current law, of awards under the BIPP.

Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee and no deduction to the company at the time it is granted or exercised. The excess of the fair market value of the shares acquired over the option price, however, is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such a case, the company will be entitled to a deduction in the year of the disposition for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

NonQualified Stock Options.  A nonqualified stock option results in no taxable income to the optionee and no deduction to the company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option exercise price and the then fair market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, a deduction for federal income tax purposes will be allowable to the company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a nonqualified option is exercised by tendering previously owned shares of the company's common stock in payment of the option exercise price, then instead of the treatment described above, the following generally will apply: A number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of the number of exchanged shares. The optionee's basis in the excess shares will be equal to the amount of the compensation income, and the holding period in the shares will begin on the date of exercise.

Stock Appreciation Rights (SARs).  Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the value of the stock received will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the company upon the grant or termination of SARs. Upon the settlement of a SAR, however, the company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock.  Restricted stock shares are generally subject to ordinary income tax at the time the restrictions lapse. The participant may, however, make an election to include in income, when the restricted stock is first transferred to him or her, an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The result of this election is that appreciation in the value of the stock after the date of transfer is then taxable as a capital gain, rather than as ordinary income.

Restricted Stock Units.  Provided the terms of the restricted stock units comply with the requirements of Internal Revenue Code Section 409A, the recipient will recognize taxable income and be subject to wage and employment tax withholding at the time a participant receives the shares or cash underlying the awards. The amount of ordinary income a participant will recognize will equal the fair market value of the shares and/or cash at the time it is received, less the amount, if any, a recipient paid for the restricted stock units.

Other Awards.  Recipients of performance units and performance shares will not recognize taxable income at the time the performance unit or performance share is granted. They will, however, be subject to ordinary income tax at the time payment is made at the completion of the performance period, equal to the amount of cash or fair market value of stock received over the amount, if any, paid for the performance unit or performance share.

In each of the foregoing cases, the company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Tax Withholding.  When a recipient realizes taxable compensation with respect to an award, a recipient must satisfy all applicable federal, state, or local taxes required by law to be withheld at that time. The company will, to the extent permitted by law, have the right to deduct any of the taxes from any payment of any kind otherwise due to the participant. With respect to incentive stock options, no income or employment taxes are currently required to be withheld upon the exercise of the option or upon the disposition of stock acquired upon the exercise of such option. The Internal Revenue Service, however, has issued notices indicating the withholding rules applicable to incentive stock options may be changed in the future.

Capital Gains Tax.  A recipient's sale of any Boise Inc. common stock acquired under the BIPP may result in the recognition of capital gains or losses for the recipient. Under current law, the federal income tax rates that apply to net capital gains will depend in part upon the length of time the shares are held by the recipient following an exercise, with different tax rates applying for shares held for one year or less, for more than one year, and for more than five years. Net capital gains rates are generally lower for individuals upon satisfaction of longer holding periods. Net capital losses may generally be deducted against net capital gains and against ordinary income to a limited extent.

Tax Treatment of Awards to Nonemployee Directors and Employees Outside the United States.  The grant and exercise of options and awards under the BIPP to nonemployee directors and employees outside the United States may be taxed on a different basis.

Other Tax Considerations.  Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the company paid to covered employees. The limit, however, does not apply to "qualified performance-based compensation." We believe awards of stock options, SARs, and other awards payable upon the attainment of performance goals under the BIPP will qualify as qualified performance-based compensation. Also, awards that are granted, accelerated, or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by the company and subject to a 20% excise tax on the participant.

The foregoing summary of the income tax consequences with respect to the BIPP is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state, and local tax laws.

IRS Circular 230 Disclosure.  To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this communication was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of (1) avoiding tax-related penalties under the Internal Revenue Code or (2) promoting, marketing, or recommending to another party any tax-related matters addressed in this communication.

Proposed Plan Amendment

This amendment increases the number of shares approved for issuance under the BIPP by 12,000,000 shares, bringing the total number of shares approved for issuance under the BIPP to 17,175,000.

Our board of directors believes this amendment is essential to maintain a competitive total compensation program. Without this amendment, we will not have sufficient shares available under the BIPP to provide for competitive grants in 2009 and beyond, consistent with the purpose of the BIPP and our compensation practices. In order to maintain the continuity and consistency of the program, our board recommends amending the BIPP to authorize additional shares.

This amendment will not be effective unless it is approved by our shareholders.

Additional Information

As of the Record Date, the closing price of our common stock on the NYSE was $0.42 per share. For further information on awards granted under the BIPP, please refer to the following sections of this Proxy Statement:

Corporate Governance Principles and Board Matters, Director Compensation – 2008 Director Equity Grants, 2009 Director Compensation, and Director Compensation Table

Security Ownership, Beneficial Ownership of Our Directors and Executive Officers and Securities Authorized for Issuance Under Our Equity Compensation Plan as of December 31, 2008

Executive Compensation, Compensation Discussion and Analysis – Long-Term Incentive Compensation

Executive Compensation, Compensation Tables – Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, Option Exercises and Stock Vested Table, and Severance Tables

The referenced sections describe the awards granted under the BIPP to our officers, key employees, and nonemployee directors in 2008 and 2009. The proposed amendment does not affect the 2008 awards; however, the 2009 awards are subject to shareholder approval. If shareholders do not approve the amendment to the BIPP, the 2009 awards will be reduced pro rata based on the shares available under the BIPP. A copy of the BIPP is on file with the SEC.

This amendment will be approved if a majority of shares present at the meeting vote in favor of the proposal.

Our board of directors recommends shareholders vote FOR the approval of the amendment to the Boise Inc. Incentive and Performance Plan.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines (the Guidelines) to assist the board in exercising its responsibilities. The Guidelines reflect our board's commitment to monitor the effectiveness of policy and decision making, both at the board and management level. Our board of directors believes the Guidelines will enhance our ability to achieve our goals and long-term success and will assist us in increasing shareholder value. The Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, including the Delaware General Corporation Law, or our Certificate of Incorporation or Bylaws. Our board of directors may modify the Guidelines from time to time on the recommendation of the Governance Committee and as deemed appropriate by our board of directors. You may view a complete copy of the Guidelines by visiting our website at www.BoiseInc.com and selecting Investors, Corporate Governance, and then Governance Guidelines. You may also obtain a copy of the Guidelines, free of charge, by calling (208) 384-7803 or by sending a written request to:

    Boise Inc.
    Attention: Investor Relations
    PO Box 990050
    Boise, ID 83799-0050

Director Independence

Our directors believe board independence allows the board to provide appropriate oversight and maintain managerial accountability.

Since we list our common stock and other securities on the New York Stock Exchange (NYSE), the NYSE rules require that a majority of our board of directors must be composed of "independent directors." This is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company's board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

Our board has determined that Messrs. Albert, Berger, Goldman, Norton, Souleles, and Stephens are independent directors as defined under the NYSE's listing standards. These directors constitute a majority of our board of directors. In making their determination, our board considered the relationships disclosed in the section of this Proxy Statement entitled Transactions with Related Persons, Promoters, and Certain Control Persons. Specifically, our board considered the relationship that Messrs. Norton, Souleles, and Stephens have, or have had in the past, with our majority shareholder, Boise Cascade Holdings, L.L.C., as well as the rights that some of our directors have under the Investor Rights Agreement.

Our board of directors, as well as its committees, can retain independent financial, legal, compensation, or other advisors to represent the independent interests of our board of directors or its committees. The retention of independent advisors is at the board or committee's sole discretion and is paid for by the company.

Board and Committee Matters

2008 Overall Meeting Attendance Rates

During 2008, our board of directors met ten times. In addition to meetings of the full board, our directors also attended 31 meetings of board committees. Overall, our directors had an attendance rate of 91%. All of our directors attended at least 75% of the meetings of the board and the committees on which they served, with the exception of Zaid F. Alsikafi, whose overall attendance rate was 58%.

Mr. Alsikafi resigned from our board of directors effective December 31, 2008.

While we do not have a formal policy requiring them to do so, we encourage our directors to attend our annual shareholders' meeting.

Executive Sessions

Our board of directors and each of our committees regularly meet in executive session outside the presence of management. Mr. Albert, our board chair, presides over the executive sessions of our board of directors and each committee chair presides over the executive sessions of their respective committee.

Committees

Our board of directors has established the following five standing committees:

    Executive Committee
    Audit Committee
    Compensation Committee
    Governance Committee
    Nominating Committee

The composition, duties, and responsibilities of these committees are outlined in written charters adopted by our board of directors. You may view copies of our committee charters by visiting our website at www.BoiseInc.com and selecting Investors, Corporate Governance, and then Committee Charters.

Executive Committee

Current Members:

Carl A. Albert, Committee Chair
Jonathan W. Berger
Jack Goldman
Thomas S. Souleles
Alexander Toeldte

Meetings in 2008: None

Meeting Attendance Rate: N/A

The Executive Committee of our board of directors is responsible for:

•
Exercising all the powers and authority of our board of directors in the management of our business and affairs, subject to the direction of our board of directors and subject to the limitations under Section 141(c) of the Delaware General Corporation Law.

Audit Committee

Current Members (all are independent as defined under the NYSE's listing standards):

Jonathan W. Berger, Committee Chair*
Carl A. Albert
Jack Goldman
Matthew W. Norton*

*Our board of directors has determined that Mr. Berger is an "Audit Committee Financial Expert" under the SEC's definition. Mr. Norton joined our board of directors and was appointed to our Audit Committee effective January 1, 2009.

2008 Meetings: 15

2008 Meeting Attendance Rate:

Jonathan W. Berger	100%
Carl A. Albert	100%
Jack Goldman	100%
Matthew W. Norton	N/A

The Audit Committee of our board of directors is responsible for:

•
Selecting the independent auditor;

•
Approving the overall scope of the audit;

•
Annually reviewing the independent auditor's formal written statement describing its internal quality-control procedures, any material issues raised by such review and steps taken to deal with such issues, all relationships between the auditors and the company, and the independence of the auditors;

•
Establishing clear hiring policies for employees or former employees of the external auditors;

•
Preapproving all audit services and nonaudit services to be performed for us by the independent auditors;

•
Annually obtaining from the independent auditors a formal written statement of fees billed for audit and nonaudit services rendered by the independent auditors for the most recent fiscal year;

•
Providing oversight of our accounting and financial reporting principles, policies, controls, procedures, and practices and reviewing significant changes as suggested by the independent auditors or management;

•
Discussing the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal and regulatory requirements, with management and the independent auditor;

•
Recommending to our board of directors the inclusion of our audited financial statements in our Annual Report on Form 10-K and ensuring the independent auditors have fulfilled their responsibilities under AICPA SAS 61 "Communication with Audit Committees";

•
Annually preparing a report to be included in our proxy statement, as required by SEC rules, and submitting such report to our board of directors for approval;

•
Discussing earnings press releases and other financial information provided to the public with management and the independent auditor, as appropriate;

•
Discussing with management and/or our general counsel any legal matters that may have a material impact on our financial statements or that might require disclosure in our financial statements and any material reports or inquiries from regulatory or governmental agencies;

•
Reviewing with management the appointment and replacement of the senior internal auditing executive and annually evaluating his or her performance;

•
Reviewing with the senior internal auditing executive the significant reports to management prepared by the internal auditing department and management's responses;

•
Reviewing with the senior internal auditing executive, the independent auditor, and management the internal audit department responsibilities, budget, and staffing and the internal audit plan for the coming year;

•
Establishing procedures for the receipt, retention, and treatment of complaints from our employees on accounting, internal controls, or auditing matters and for confidential, anonymous submissions by our employees of concerns regarding questionable accounting or reporting matters;

•
Discussing with management our overall risk assessment and risk management policies and reviewing with our board of directors management's effectiveness in identifying and managing key business risks facing the company;

•
Meeting separately with management, the corporate audit staff, and the independent auditor;

•
Handling such other matters that are specifically delegated to the Audit Committee by our board of directors from time to time; and

•
Reporting regularly to the full board of directors.

Compensation Committee

Current Members (all are independent as defined under the NYSE's listing standards):

Thomas S. Souleles, Committee Chair
Carl A. Albert
Jack Goldman*
W. Thomas Stephens*

*Zaid F. Alsikafi resigned from our board of directors and the Compensation Committee effective December 31, 2008. Messrs. Goldman and Stephens were appointed to the Compensation Committee effective January 1, 2009.

2008 Meetings: 8

2008 Meeting Attendance Rate:

Thomas S. Souleles	88%
Carl A. Albert	100%
Zaid F. Alsikafi	50%
Jack Goldman	N/A
W. Thomas Stephens	N/A

The Compensation Committee of our board of directors is responsible for:

•
Reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and annually evaluating the chief executive officer's performance in light of those goals and objectives;

•
Reviewing and approving the compensation and incentive opportunities of our elected officers;

•
Reviewing and approving employment agreements, severance arrangements, change-in-control arrangements, and other similar arrangements between the company and our elected officers;

•
Annually reviewing our compensation programs as they affect all employees;

•
Reviewing executive succession plans for business and staff organizations;

•
Producing an annual report on executive compensation for inclusion in our proxy statement; and

•
Handling such other matters that are specifically delegated to the Compensation Committee by our board of directors from time to time.

Governance Committee

Current Members (all are independent as defined under the NYSE's listing standards):

Jack Goldman, Committee Chair
Carl A. Albert
Jonathan W. Berger*

*Zaid F. Alsikafi resigned from our board of directors and the Governance Committee effective December 31, 2008. Mr. Berger was appointed to the Governance Committee effective January 1, 2009.

2008 Meetings: 5

2008 Meeting Attendance Rate:

Jack Goldman	100%
Carl A. Albert	100%
Zaid F. Alsikafi	40%
Jonathan W. Berger	N/A

The Governance Committee of our board of directors is responsible for:

•
Annually reviewing and recommending director compensation and benefits;

•
Recommending to our board of directors the response to any shareholder proposal we receive;

•
Developing and recommending to our board of directors for approval corporate governance guidelines and a code of ethics applicable to our directors, officers, and employees and reviewing the effectiveness of such guidelines and code of ethics at least annually and recommending changes as necessary;

•
Developing and recommending to our board of directors for approval an annual self-evaluation process of our board of directors and its committees and annually overseeing the self-evaluations and reporting the findings to our board of directors; and

•
Reviewing and evaluating our board of directors' criteria for director eligibility and recommending to our board of directors guidelines for determining director independence.

Nominating Committee

Current Members (all are independent as defined under the NYSE's listing standards):

Carl A. Albert, Committee Chair
Jonathan W. Berger
Matthew W. Norton*

*Zaid F. Alsikafi resigned from our board of directors and the Nominating Committee effective December 31, 2008. Mr. Norton joined our board of directors and was appointed to the Nominating Committee effective January 1, 2009.

2008 Meetings: 3

2008 Meeting Attendance Rate:

Carl A. Albert	100%
Jonathan W. Berger	100%
Zaid F. Alsikafi	67%
Matthew W. Norton	N/A

The Nominating Committee of our board of directors is responsible for:

•
Identifying and recommending for election individuals who meet the criteria our board of directors has established for board membership; and

•
Reviewing the committee structure of our board of directors and recommending for our board of directors' approval the composition of each committee.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Selection Process

Our board of directors is responsible for selecting the nominees for election to our board. The Nominating Committee, after consultation with the chair of our board and the receipt of any nominee recommendations from other directors and/or shareholders, is responsible for identifying and recommending to our board of directors qualified candidates to be nominated for election as directors at our annual shareholders' meeting or to be appointed by our board to fill vacancies occurring between annual shareholders' meetings. The invitation to join our board of directors is extended by our board of directors through the chair of our board.

In evaluating the suitability of candidates, our board of directors and Nominating Committee consider many factors, including a candidate's:

•
General understanding of elements relevant to the success of a publicly traded company in the current business environment;

•
Understanding of our business; and

•
Educational and professional background.

Our board of directors and Nominating Committee also consider a candidate's judgment, competence, anticipated participation in board activities, experience, geographic location, and special talents or personal attributes. The composition of our board of directors should encompass a broad range of skills, expertise, knowledge, and diversity. When evaluating the suitability of an incumbent director for nomination for reelection, our board of directors and Nominating Committee also consider the director's past performance, including attendance at meetings and participation in and contributions to the activities of our board of directors, as well as the director's ability to make contributions after any significant change in circumstances (including changes in employment or professional status).

Given our current ownership structure, our Nominating Committee has not adopted a written policy regarding shareholder nominations for directors. In accordance with our Bylaws, however, our Nominating Committee will consider shareholder nominations for directors (please refer to the section of this Proxy Statement entitled Shareholder Communications, Shareholder Proposals for Inclusion in Next Year's Proxy Statement). We did not receive any shareholder nominations or recommendations for director in connection with our 2009 Annual Shareholders' Meeting.

Board and Committee Evaluations

Our nonemployee directors perform an annual self-evaluation of our board of directors and its committees. The assessment includes a review of the overall effectiveness of our board of directors and the areas in which the directors believe our board of directors can make an impact on the company. The Governance Committee reviews the directors' responses and provides the full board with a summary. The purpose of the evaluation is to increase the effectiveness of our board of directors and its committees.

Code of Ethics for Our Board of Directors

Our board of directors adopted a Code of Ethics that applies not only to our directors but also to all of our employees, including our chief executive officer, chief financial officer, and principal accounting officer. We have a toll-free reporting service available that permits employees to confidentially report violations of our Code of Ethics or other issues of significant concern.

A copy of our Code of Ethics is available, free of charge, by visiting our website at www.BoiseInc.com and selecting Investors, Corporate Governance, and then Code of Ethics. You may also obtain a copy of our Code of Ethics, free of charge, by calling (208) 384-7803 or by sending a written request to:

    Boise Inc.
    Attention: Investor Relations
    PO Box 990050
    Boise, ID 83799-0050

If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we will disclose the amendment or waiver by posting the required information on our website.

Conflicts of Interest

Our directors must be free from any conflicts of interest that would interfere with their loyalty to us or to our shareholders in accordance with Delaware law and our Code of Ethics. If any potential conflict of interest arises for one of our directors, that director will promptly inform our general counsel. If a significant conflict issue arises that cannot be resolved, the director will resign. All directors will excuse themselves from any discussion affecting their personal, business, or professional interests and must familiarize themselves with our Code of Ethics.

Director Compensation

Employee board members do not receive compensation for their service on our board of directors. Nonemployee board members receive the following annual compensation for their board service:

•
Cash retainer;

•
Committee membership fees;

•
Equity grant; and

•
Reimbursement for travel expenses incurred in connection with their duties.

The Governance Committee annually reviews our directors' compensation and recommends changes, if any, to our board of directors. The Compensation Committee oversees the administration of the directors' compensation plans.

Director Fees

In 2008, our paid directors received the following compensation for their board service:

Director Fees
Cash Retainer	$50,000
Equity Grant	$150,000
2008 Special Equity Grant(1)	$50,000
Board Chair Equity Grant(2)	$250,000
Committee Chair Fees

Audit	$15,000
Compensation	$10,000
Other Committees	$8,000
Nonchair Committee Membership Fees
Audit	$10,000
Compensation	$8,000
Other Committees	$5,000
(1)
Messrs. Berger and Goldman received special equity grants in recognition of their service to the board during the initial year.

(2)
This equity grant was in addition to the cash retainer, committee membership fees, and the $150,000 regular equity grant.

2008 Director Equity Grants

We believe our director compensation should encourage ownership of the company's stock. In light of that goal, on May 2, 2008, our paid directors received time-vesting grants of restricted stock (2008 Director Restricted Stock) or restricted stock units (2008 Director Restricted Stock Units) as shown in the following table. Directors who received 2008 Director Restricted Stock were required by the terms of grant to make an 83(b) election and include the value of the stock in their 2008 income. Those who did not want to make this election received 2008 Director Restricted Stock Units.

Name	2008 Director Restricted Stock(1)	2008 Director Restricted Stock Units(2)

Carl A. Albert	96,200	—
Zaid F. Alsikafi(1)	36,100	—
Jonathan W. Berger	—	48,100
Jack Goldman	—	48,100
Nathan D. Leight	36,100	—
Matthew W. Norton(3)	—	—
Thomas S. Souleles	36,100	—
W. Thomas Stephens	—	36,100
Jason G. Weiss	36,100	—
(1)
The 2008 Director Restricted Stock granted to Messrs. Albert, Leight, Souleles, and Weiss vested in full on March 2, 2009.

  Mr. Alsikafi resigned from our board of directors on December 31, 2008. Pursuant to his Director Restricted Stock Award Agreement, we made a pro rata calculation to determine the number of Mr. Alsikafi's fully vested shares and those that were forfeited upon his resignation. This calculation was based on the number of full calendar months from the time of his grant until his resignation on December 31, 2008, divided by 12. Pursuant to this calculation, 30,083 shares were fully vested and 6,017 shares were forfeited on December 31, 2008.

(2)
The 2008 Director Restricted Stock Units granted to Messrs. Berger, Goldman, and Stephens represented a contingent right to receive one share of Boise Inc. common stock for each unit. The 2008 Director Restricted Stock Units vested in full on March 2, 2009.

(3)
Mr. Norton joined our board of directors on January 1, 2009, and was not awarded a 2008 equity grant.

Directors Deferred Compensation Plan

On April 4, 2008, our board of directors approved the Boise Inc. Directors Deferred Compensation Plan. The plan is a "nonqualified" plan offered to our paid directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to reinvest a portion of their cash compensation in the company's overall business performance.

Under the plan, each director who receives cash compensation for board service may elect to defer all or a portion of his or her cash compensation in a calendar year. Amounts deferred are credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. Participants elect the form and timing of distributions of their deferred compensation balances. Participants may receive payment in cash in a lump sum or in annual installments following their service on our board of directors.

Mr. Berger was the only director who elected to participate in this plan in 2008, deferring 50% of his 2008 cash compensation. None of our directors have elected to defer any of their 2009 cash compensation under this plan.

No changes are expected to be made to our Directors Deferred Compensation Plan in 2009.

For further information on our Directors Deferred Compensation Plan, please refer to the section of this Proxy Statement entitled Corporate Governance Principles and Board Matters, Director Compensation – Director Compensation Table.

2009 Director Compensation

Beginning in 2009, Messrs. Norton and Souleles have declined to receive compensation (both cash and equity) for their service on our board of directors.

Cash Retainer and Committee Membership Fees

The Governance Committee recently reviewed our director compensation and determined no changes were necessary to our cash retainer and committee membership fees structure for 2009.

Equity Grants

Upon recommendation of the Governance Committee, our board of directors recently approved 2009 equity grants for each nonmanagement director (other than Messrs. Norton and Souleles, who have declined 2009 compensation) valued at $100,000. This represents a $50,000 reduction from 2008 levels. These grants will be time-vesting restricted stock or restricted stock units, which will vest on March 15, 2010. The number of shares or units to be granted to each paid director will be determined by dividing the Total Value shown in the following table by our closing stock price on March 16, 2009. These 2009 equity grants are contingent on shareholder approval of the amendment to the Boise Inc. Incentive and Performance Plan to increase the number of shares authorized under the plan.

Name	Total Value

Carl A. Albert(1)	$350,000
Jonathan W. Berger	100,000
Jack Goldman	100,000
Nathan D. Leight	100,000
W. Thomas Stephens	100,000
Jason G. Weiss	100,000
(1)
Mr. Albert's Total Value consists of $100,000 for his annual director fees equity grant and $250,000 for his annual board chair equity grant.

 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	Total ($)

Carl A. Albert	$75,650	$333,493	$—	$409,143
Zaid F. Alsikafi	57,800	125,147	—	182,947
Jonathan W. Berger	63,750	166,747	244	230,741
Jack Goldman	62,050	166,747	—	228,797
Nathan D. Leight	42,500	125,147	—	167,647
Matthew W. Norton(3)	0	0	—	0
Thomas S. Souleles	55,250	125,147	—	180,397
W. Thomas Stephens	42,500	125,147	—	167,647
Jason G. Weiss	42,500	125,147	—	167,647
(1)
On May 2, 2008, Mr. Albert was granted, at no cost, 96,200 shares of restricted stock, and Messrs. Alsikafi, Leight, Souleles, and Weiss were each granted, at no cost, 36,100 shares of restricted stock under the Boise Inc. Incentive and Performance Plan. Also on May 2, 2008, Messrs. Berger, Goldman, and Stephens were granted, at no cost, 48,100, 48,100, and 36,100 restricted stock units, respectively, under the Boise Inc. Incentive and Performance Plan. Mr. Alsikafi resigned from our board of directors on December 31, 2008. Pursuant to his Director Restricted Stock Award Agreement, we made a pro rata calculation to determine the number of Mr. Alsikafi's fully vested shares and those that were forfeited upon his resignation. This calculation was based on the number of full calendar months from the time of his grant until his resignation on December 31, 2008, divided by 12. Pursuant to this calculation, 30,083 shares were fully vested and 6,017 shares were forfeited on December 31, 2008.

  The amounts reported for these 2008 director equity grants reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment.

  For further information on these 2008 director equity grants, please refer to the section of this Proxy Statement entitled Corporate Governance Principles and Board Matters, Director Compensation – 2008 Director Equity Grants.

(2)
We do not provide our directors with pension benefits. Mr. Berger was the only director who elected to participate in our Directors Deferred Compensation Plan in 2008, deferring 50% of his 2008 cash compensation. The amount reported for Mr. Berger reflects the above-market portion of the interest he earned on his 2008 deferred compensation.

(3)
Mr. Norton joined our board of directors on January 1, 2009. Accordingly, he did not receive any cash or equity compensation in 2008.

SECURITY OWNERSHIP

Beneficial Ownership of Greater Than 5% of Our Outstanding Common Stock

The following table sets forth information as of March 2, 2009, relating to the beneficial ownership of each person owning greater than 5% of our outstanding common stock:

Name and Address of Beneficial Owner and Nature of Beneficial Ownership	Amount of Beneficial Ownership(1)	Percent of Class(2)

Joint Filing By(3)	37,085,770	46.43%

Boise Cascade Holdings, L.L.C. (BCH)
Forest Products Holdings, L.L.C. (FPH)
c/o Boise Cascade Holdings, L.L.C.
1111 W. Jefferson Street
Suite 300
Boise, ID 83702-5389
and
 Madison Dearborn Capital Partners IV, L.P. (MDCP IV)
Madison Dearborn Partners IV, L.P. (MDP VI)
c/o Madison Dearborn Partners, LLC
Three First National Plaza
Suite 4600
Chicago, IL 60602

Joint Filing By(4)
Brian Taylor (B. Taylor) Pine River Capital Management L.P. (PRCM)	7,674,179	9.61%
Nisswa Acquisition Master Fund Ltd. (Nisswa)	7,099,471	8.89%
c/o Pine River Capital Management L.P. 601 Carlson Parkway Suite 330 Minnetonka, MN 55305
Joint Filing By(5)
Jason G. Weiss (J. Weiss)	6,502,532	7.99%
Nathan D. Leight (N. Leight)	6,428,732	7.90%
c/o Terrapin Partners, LLC 540 Madison Avenue, 17th Floor New York, NY 10022
(1)
For purposes of this table, a person is considered to "beneficially own" any shares with respect to which they exercise sole or shared voting or investment power or as to which they have the right to acquire the beneficial ownership within 60 days of March 2, 2009.

(2)
"Percent of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the company on March 2, 2009, plus the number of shares such person has the right to acquire within 60 days of March 2, 2009.

(3)
Pursuant to Schedule 13D Amendment No. 1 dated February 20, 2009, and filed with the SEC on March 2, 2009:

	Voting Power		Investment Power
Name	Sole	Shared	Sole	Shared

BCH	0	37,085,770	0	37,085,770
FPH	0	37,085,770	0	37,085,770
MDCP IV	0	37,085,770	0	37,085,770
MDP IV	0	37,085,770	0	37,085,770

  BCH is controlled by FPH, which is controlled by MDCP IV. MDP IV is the general partner of MDCP IV. John A. Canning, Jr., Paul J. Finnegan, and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares beneficially owned by MDCP IV. Each of MDCP IV and MDP IV and the members of the limited partner committee of MDP IV disclaim beneficial ownership of shares held by FPH, except to the extent of its or his respective pecuniary interests therein.

(4)
Pursuant to Schedule 13G Amendment No. 1 dated December 31, 2008, and filed with the SEC on January 15, 2009:

	Voting Power		Investment Power
Name	Sole	Shared	Sole	Shared

B. Taylor	0	7,674,179	0	7,674,179
PRCM	0	7,674,179	0	7,674,179
Nisswa	0	7,099,471	0	7,099,471
(5)
Pursuant to Schedule 13D Amendment No. 1 dated February 19, 2009, and filed with the SEC on February 27, 2009 (shares shown below include Messrs. Weiss's and Leight's 1,500,000 and 1,502,900 warrants, respectively, which are currently exercisable but had not been exercised as of March 2, 2009):

	Voting Power		Investment Power
Name	Sole	Shared	Sole	Shared

J. Weiss	6,502,532	0	6,502,532	0
N. Leight	6,428,732	0	6,428,732	0

Beneficial Ownership of Our Directors and Executive Officers

The following table sets forth, as of March 2, 2009, the beneficial ownership of our outstanding common stock by:

•
Each of our directors;

•
Each of our Named Executive Officers; and

•
All of our directors and executive officers as a group.

None of these shares are pledged as security for any obligation (such as pursuant to a loan arrangement or agreement or a margin account agreement).

Name and Address of Beneficial Owner and Nature of Beneficial Ownership	Amount of Beneficial Ownership(1)	Percent of Class(2)

Carl A. Albert(3)	261,000	*%
Jonathan W. Berger(4)	103,600	*%
Jack Goldman(5)	61,900	*%
Nathan D. Leight(6)	6,428,732	7.90%
Matthew W. Norton(7)	0	—
Thomas S. Souleles(8)	36,100	*%
W. Thomas Stephens(9)	36,100	*%
Jason G. Weiss(10)	6,502,532	7.99%
Alexander Toeldte(11)	1,015,100	1.27%
Robert M. McNutt(12)	223,400	*%
Jeffrey P. Lane(13)	354,000	*%
Robert E. Strenge(14)	10,566	*%
Robert A. Warren(15)	10,566	*%
Miles A. Hewitt	0	—
All directors and executive officers as a group (16 persons)(16)	15,126,029	18.25%

*
Less than 1%

(1)
For purposes of this table, a person is considered to "beneficially own" any shares with respect to which they exercise sole or shared voting or investment power or as to which they have the right to acquire the beneficial ownership within 60 days of March 2, 2009.

(2)
"Percent of Class" is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the company on March 2, 2009, plus the number of shares such person has the right to acquire within 60 days of March 2, 2009.

(3)
Mr. Albert's business address is 10940 Bellagio Road, Suite C, Los Angeles, California 90077. Mr. Albert's 261,000 shares are held as follows: 96,200 shares are held directly (these shares represent Mr. Albert's 2008 restricted stock award, which vested in full on March 2, 2009); 130,000 shares are held by the Carl A. Albert Trust; 23,800 shares are held by the Albert-Schaefer Trust; and 11,000 shares are held by the Elisa Tamar Albert Trust.

(4)
Mr. Berger's business address is c/o Navigant Capital Advisors, LLC, 1180 Peachtree Street, N.E., Atlanta, Georgia 30309. Mr. Berger's 103,600 shares are held as follows: 93,600 shares are held directly (48,100 of these shares represent Mr. Berger's 2008 restricted stock unit award, which vested in full on March 2, 2009); and 10,000 warrants, which are exercisable within 60 days of March 2, 2009.

(5)
Mr. Goldman's business address is c/o Theodora, Oringher, Miller & Richman, P.C., 2029 Century Park East, Sixth Floor, Los Angeles, California 90067. Mr. Goldman's 61,900 shares are held directly (48,100 of these shares represent Mr. Goldman's 2008 restricted stock unit award, which vested in full on March 2, 2009).

(6)
Mr. Leight's business address is c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022. Mr. Leight's 6,428,732 shares are held as follows: 3,190,888 shares are held directly (36,100 of these shares represent Mr. Leight's 2008 restricted stock award, which vested in full on March 2, 2009); 10,000 shares are held by the Nathan Leight IRA; 1,724,944 shares are held by the Leight Family 1998 Irrevocable Trust; and 1,502,900 warrants, which are exercisable within 60 days of March 2, 2009.

(7)
Mr. Norton's business address is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, Chicago, Illinois 60602. Boise Cascade Holdings, L.L.C. (BCH) is the record owner of 37,085,770 shares. The shares held by BCH may be deemed to be beneficially owned by:

  (1) Forest Products Holdings, L.L.C. (FPH) as the controlling equityholder of BCH; (2) Madison Dearborn Capital Partners IV, L.P. (MDCP IV) as the controlling equityholder of FPH; and (3) Madison Dearborn Partners IV, L.P. (MDP IV) as the general partner of MDCP IV. Mr. Norton is a vice president of MDP IV's general partner. Mr. Norton expressly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(8)
Mr. Souleles' business address is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, Chicago, Illinois 60602. Mr. Souleles' 36,100 shares are held directly (these shares represent Mr. Souleles' 2008 restricted stock award, which vested in full on March 2, 2009). Boise Cascade Holdings, L.L.C. (BCH) is the record owner of 37,085,770 shares. The shares held by BCH may be deemed to be beneficially owned by: (1) Forest Products Holdings, L.L.C. (FPH) as the controlling equityholder of BCH; (2) Madison Dearborn Capital Partners IV, L.P. (MDCP IV) as the controlling equityholder of FPH; and (3) Madison Dearborn Partners IV, L.P. (MDP IV) as the general partner of MDCP IV. Mr. Souleles is a managing director of MDP IV's general partner. Mr. Souleles expressly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(9)
Mr. Stephens' business address is 3333 E. Platte Avenue, Greenwood Village, Colorado 80121. Mr. Stephens' 36,100 shares are held directly (these shares represent Mr. Stephens' 2008 restricted stock unit award, which vested in full on March 2, 2009).

(10)
Mr. Weiss's business address is c/o Terrapin Partners, LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022. Mr. Weiss's 6,502,532 shares are held as follows: 36,100 shares are held directly (these shares represent Mr. Weiss's 2008 restricted stock award, which vested in full on March 2, 2009); 2,824,066 shares are held by the Weiss Family Trust; 2,142,366 shares are held by the Jason G. Weiss Revocable Trust; and 1,500,000 warrants, which are exercisable within 60 days of March 2, 2009.

(11)
Mr. Toeldte's business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. Mr. Toeldte's 1,015,100 shares are held by the Toeldte Family Revocable Trust (975,100 of these shares represent Mr. Toeldte's 2008 restricted stock award).

(12)
Mr. McNutt's business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. Mr. McNutt's 223,400 shares are held as follows: 213,400 shares are held directly (these shares represent Mr. McNutt's 2008 restricted stock award); and 10,000 shares are held in Mr. McNutt's 401(k) account.

(13)
Mr. Lane's business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. Mr. Lane's 354,000 shares are held directly as follows: 254,000 shares represent Mr. Lane's 2008 restricted stock award; and 100,000 shares are held jointly with Mr. Lane's spouse, Margaret M. Lane.

(14)
Mr. Strenge's business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. Mr. Strenge's 10,566 shares are held directly (these shares represent one-third of the time-vesting portion of Mr. Strenge's 2008 restricted stock unit award, which vested on March 2, 2009).

(15)
Mr. Warren's business address is c/o Boise Inc., 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. Mr. Warren's 10,566 shares are held directly (these shares represent one-third of the time-vesting portion of Mr. Warren's 2008 restricted stock unit award, which vested on March 2, 2009).

(16)
Included in this total amount are shares held by the company's two remaining executive officers – Samuel K. Cotterell, vice president and controller, and Judith M. Lassa, vice president, Packaging. Mr. Cotterell holds 5,433 shares directly (these shares represent one-third of the time-vesting portion of Mr. Cotterell's 2008 restricted stock unit award, which vested on March 2, 2009). Ms. Lassa holds 77,000 shares directly (these shares represent Ms. Lassa's 2008 restricted stock award).

Securities Authorized for Issuance Under Our Equity Compensation Plan as of December 31, 2008

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by securityholders(1)	3,059,100	$	N/A	2,085,817
Equity compensation plans not approved by securityholders	N/A		N/A	N/A

Total	3,059,100	$	N/A	2,085,817
(1)
Our shareholders approved the Boise Inc. Incentive and Performance Plan (BIPP) at a special shareholders' meeting held on February 5, 2008. At the time, a total of 5,175,000 shares of our common stock was reserved for issuance under the BIPP. Since the Acquisition, 13 officers, 43 other employees, and 8 nonemployee directors have received restricted stock or restricted stock unit awards under the BIPP. These awards are reflected in column (a) above.

(2)
Because there is no exercise price associated with the restricted stock and restricted stock units that were awarded under the BIPP, a weighted average exercise price calculation for the restricted stock and restricted stock units cannot be made.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

Messrs. Albert, Alsikafi, and Souleles served on the Compensation Committee of the board of directors of Boise Inc. during the last completed fiscal year. None of the members of the Compensation Committee is now or was previously an officer or employee of the company. None of the company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the company's board of directors or the Compensation Committee.

Compensation Committee Report

Dear Fellow Shareholders:

The Compensation Committee of the board of directors of Boise Inc. has reviewed and discussed the following Compensation Discussion and Analysis with the company's management. Based on this review and discussion, the Compensation Committee has recommended to the company's board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Respectfully submitted,

The Compensation Committee

Thomas S. Souleles, Committee Chair
Carl A. Albert
Jack Goldman
W. Thomas Stephens

Compensation Discussion and Analysis

On February 22, 2008, Aldabra 2 Acquisition Corp. acquired the paper, packaging, and newsprint assets of Boise Cascade, L.L.C. (the Acquisition). Following the closing of the Acquisition, Aldabra 2 Acquisition Corp. changed its name to Boise Inc. As part of this transaction, the company agreed to maintain for at least one year following the closing of the Acquisition for each of its elected officers executive compensation and benefits at levels that were substantially comparable, in the aggregate, to the levels of executive compensation and benefits that Boise Cascade had maintained for these individuals. The following discussion is based upon compensation decisions previously made by Boise Cascade, decisions the company made in 2008, and decisions the company has made to date in 2009.

Executive Compensation Program Objectives

The Compensation Committee's overall compensation objectives applicable to the company's elected officers were to provide a compensation package intended to:

•
Closely align compensation with the company's performance on both a short- and long-term basis;

•
Link each officer's compensation to his or her performance and the areas for which he or she was responsible;

•
Attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals; and

•
Encourage officers to own Boise Inc. stock.

The Compensation Committee regularly reviews compensation paid to executives in other comparable companies to make decisions regarding appropriate compensation levels. The

Committee uses data primarily from Hewitt Associates and the Stanton Group's Forest Products Industry Compensation Association (FPICA) survey to make these decisions. Hewitt Associates and the Stanton Group are both widely recognized compensation-consulting firms.

For the 2008 compensation analysis, the Hewitt Associates survey included a general industry peer group of approximately 350 manufacturing and services companies, excluding utilities and financial companies. The survey uses a proprietary methodology for valuing compensation, and it measures, among other things, base salary, short-term cash incentives (actual and targets), and long-term incentives. Hewitt applies a regression analysis to its data to account for variations in company size. The Hewitt survey allows the company to benchmark compensation for a wide number of positions, including those of the company's officers.

The FPICA survey provides compensation data gathered from the 50 to 60 paper manufacturing and wood products companies belonging to the Forest Products Industry Compensation Association. The annual FPICA survey provides information on base salaries, short-term cash incentives (actual and targets), and annual total cash compensation paid by the surveyed companies for benchmarked positions, including those of our officers. Like the Hewitt survey, the FPICA survey applies a regression analysis to account for variations in company size. The FPICA survey allows the company insight into the compensation trends specific to the paper and wood products industry.

After receiving the compensation data provided by both Hewitt and FPICA, the company averages the data to provide market compensation information for each officer position. The company's philosophy is to pay each officer at the 50th percentile of this averaged market data. However, the company also takes into account each officer's performance, level of experience, and contributions to the company's goals and objectives when making final compensation recommendations to the Compensation Committee.

Of the companies providing compensation data to the Hewitt and/or FPICA surveys, 13 are among the 15 companies Boise considers to be in its peer group, as reflected in the performance graph in Boise's 2008 Annual Report on Form 10-K. Those surveyed companies are:

•
AbitibiBowater Inc.

•
Domtar Corp.

•
Glatfelter

•
International Paper Co.

•
MeadWestvaco Inc.

•
Neenah Paper Inc.

•
Packaging Corp. of America

•
Sappi Fine Paper North America

•
Smurfit-Stone Container Corp.

•
Stora Enso Corp.

•
Temple-Inland Inc.

•
UPM-Kymmene Corp.

•
Verso Paper Corp.

Executive Compensation Program Elements

The elements of the company's executive compensation program were:

•
Base salary;

•
Short-term incentive compensation under the Boise Inc. Incentive and Performance Plan;

•
Long-term incentive compensation under the Boise Inc. Incentive and Performance Plan; and

•
Other compensation and benefit plans, including supplemental pension plans, a deferred compensation plan, a supplemental life plan, a financial counseling program for officers, and formalized agreements covering potential severance benefits.

The company's compensation plans reflect the Compensation Committee's intent and general practice to pay compensation the company can deduct for purposes of federal income tax.

Base Salary

The Compensation Committee believes a greater percentage of the compensation of the company's officers should be "at risk" than other employees because of the officers' significant influence over the company's ability to meet its goals and objectives. However, the Compensation Committee also believes the officers' compensation should contain a stable, base salary component to attract, motivate, reward, and retain management talent.

The Compensation Committee reviews base salaries for elected officers annually and at the time of promotions or other changes in responsibilities.

For 2008, the Compensation Committee considered each Named Executive Officer's role and level of responsibility in the new company. In addition, the Compensation Committee used data from the Hewitt Associates and FPICA compensation surveys described above as part of its analysis to assist in determining base salaries.

Generally, merit increases will not be awarded to the company's employees in 2009 given the unprecedented economic environment; however, limited exceptions will be made to provide salary increases for promotions and when critical inequities are identified. Mr. Warren, one of our Named Executive Officers, will receive a 2009 salary increase from $300,000 to $325,000 to reflect his increased responsibilities since the Acquisition. Mr. Warren is the only Named Executive Officer that the company anticipates will receive a salary increase in 2009.

Short-Term Incentive Compensation

The Compensation Committee establishes annual variable, or short-term, incentive compensation, in the form of a cash award, to tie a portion of annual compensation to the company's annual financial and safety performance. Each year, the Compensation Committee establishes objective performance criteria the company must meet for cash awards to be paid (establishing minimum, target, and maximum payout levels for each type of performance criteria), a target incentive payout for each elected officer that is expressed as a percentage of salary, and other terms and conditions of awards. Each of these components is described below. No short-term incentive awards are earned or paid unless the minimum performance criteria are achieved and the company meets the financial affordability standard. The Compensation Committee typically approves short-term incentive award criteria in February to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which requires that performance metrics be set within 90 days of the commencement of the performance period. Compliance with Section 162(m) enables the awards to qualify as "performance-based" compensation and allows the awards to be tax-deductible by the company.

2008 Short-Term Incentive Awards

Because the company was not formed until late February 2008, the company's 2008 short-term incentive compensation program did not begin on January 1, 2008, but rather on April 1, 2008. On April 30, 2008, the Compensation Committee approved the award criteria for the Named Executive Officers pursuant to the Boise Inc. Incentive and Performance Plan.

The 2008 short-term incentive awards were based on the attainment of financial goals and safety objectives. The awards were to be calculated as a percentage of base salary, based on the extent to which the financial goals and safety objectives were met during the year. For the company's Named Executive Officers, the major performance target was corporate incentive cash flow. Incentive cash flow (ICF) is the company's earnings before interest, taxes, depreciation, depletion, and amortization (EBITDA) less a working capital charge of 15% per year, times the company's average operating working capital balance. The 2008 corporate ICF target was $207.3 million for the period of April 1 to December 31, 2008. If this target was achieved, the anticipated payout would be one times target. The company's corporate plan provided a payout only if ICF reached a minimum of $154.4 million, which would provide a payout of 0.3 times target. The company would have attained a maximum payout (2.25 times target) under the corporate plan if ICF reached $301.7 million. The company's 2008 corporate safety goal for a one times payout was a 1.8 recordable incident rate (RIR). There would be no payout on the safety goal if the company's RIR was greater than 2.0. These 2008 financial goals and safety objectives were weighted for the Named Executive Officers' awards as set forth in the following table:

Name	2008 Financial Goals and Safety Objectives	2008 Target Incentive Percentage Payout

Jason G. Weiss	—	—
Alexander Toeldte	90% corporate ICF 10% safety based on corporate RIR	100%
Robert M. McNutt	90% corporate ICF 10% safety based on corporate RIR	65%
Jeffrey P. Lane	90% corporate ICF 10% safety based on corporate RIR	65%
Robert E. Strenge	90% corporate ICF 10% safety based on corporate RIR	65%
Robert A. Warren	90% corporate ICF 10% safety based on corporate RIR	65%
Miles A. Hewitt	—	—

Depending on the achievement of these predetermined financial goals and safety objectives, the awards for the company's Named Executive Officers might have been less than or greater than the target incentive amounts.

No payments were made under the company's 2008 short-term incentive compensation plan, because the goals and objectives were not met. The majority of the company's operations met their 2008 safety goals. The company's affordability cap, however, required a minimum of $190 million of EBITDA from April 1 through December 31, 2008, before any incentive award payouts would be made. The company generated $142.5 million of EBITDA from April 1 through December 31, 2008. As such, the company did not generate enough EBITDA overall to meet the affordability threshold, and no incentive award payouts were made.

2009 Short-Term Incentive Awards

The 2009 short-term incentive compensation program will be based on identical financial goals and safety objectives as were in place for 2008. The actual targets will be developed when the 2009 awards are granted.

Long-Term Incentive Compensation

The Compensation Committee provides long-term incentives that can be in the form of various types of equity awards to serve part of its compensation objectives. The Compensation Committee believes equity awards encourage ownership of the company's common stock by elected officers, which in turn aligns the interests of those officers with those of the company's shareholders. In addition, the vesting provisions applicable to the equity awards help retain eligible officers and reward the achievement of long-term business objectives that benefit the company's shareholders.

The Boise Inc. Incentive and Performance Plan permits grants of restricted stock, restricted stock units, performance stock, performance units, stock appreciation rights (SARs), and stock options (including performance-based or indexed stock options) to the elected officers and key employees who are selected as participants. The plan gives the Compensation Committee flexibility in choosing among these awards to provide competitive long-term incentive compensation.

Please refer to the section of this Proxy Statement entitled Proposals to Be Voted on, Proposal No. 2 – Approval of Amendment to the Boise Inc. Incentive and Performance Plan, which describes a proposed amendment to increase the number of shares available for issuance under the plan.

2008 Equity Awards

For 2008, the Compensation Committee, with input from management, developed and approved the plan design of the long-term incentive program, including the type of equity award to be granted and the size of the award for the company's elected officers. The grants were designed to comply with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which requires that performance metrics be set within 90 days of the commencement of the performance period. Compliance with Section 162(m) enables the awards to qualify as "performance-based" compensation and allows the awards granted to the chief executive officer and the other Named Executive Officers to be tax-deductible by the company.

On April 30, 2008, the Compensation Committee approved equity awards of restricted stock or restricted stock units to a number of the company's managerial employees at no cost to the employee, including the Named Executive Officers shown in the following tables. These equity awards had a grant date of May 2, 2008. No other equity-based awards were made under the company's long-term incentive plan during 2008.

A portion of the restricted stock vests with the passage of time (Time-Vesting Restricted Stock). One-third of the Time-Vesting Restricted Stock vested in full on March 2, 2009. The second one-third will vest on February 28, 2010, and the third one-third will vest on February 28, 2011, subject to certain EBITDA goals for elected officers.

The remaining portion of the restricted stock vests only if the company achieves specific performance hurdles (Performance-Vesting Restricted Stock). A portion of the Performance-Vesting Restricted Stock will vest on February 28, 2011, if at some point before that date the company's stock price has closed at or above $10.00 on 20 of any consecutive 30 trading days. The other portion of the Performance-Vesting Restricted Stock will vest on February 28, 2011, if at some point before that date the company's stock price has closed at or above $12.50 on 20 of any consecutive 30 trading days.

All employees who are eligible for retirement on or before February 28, 2011, including Messrs. Strenge and Warren, received restricted stock units in lieu of restricted stock. The restricted stock units vest in the same manner as do the restricted stock shares (Time-Vesting Restricted Stock Units and Performance-Vesting Restricted Stock Units). Once vested, the restricted stock units are payable to the employee in stock. Any shares or units not vested on or before February 28, 2011, are forfeited by the employee.

In 2008, Messrs. Toeldte, McNutt, and Lane were granted 975,100; 213,400; and 254,000 shares of restricted stock, respectively. The following table reflects the number of these shares that are Time-Vesting Restricted Stock and Performance-Vesting Restricted Stock.

	2008 Restricted Stock
Name	Time- Vesting	Performance- Vesting @ $10.00/Share	Performance- Vesting @ $12.50/Share

Alexander Toeldte	288,500	262,300	424,300
Robert M. McNutt	63,200	57,400	92,800
Jeffrey P. Lane	75,200	68,300	110,500

In 2008, Messrs. Strenge and Warren were each granted 107,000 restricted stock units. The following table reflects the number of these units that are Time-Vesting Restricted Stock Units and Performance-Vesting Restricted Stock Units.

	2008 Restricted Stock Units
Name	Time- Vesting	Performance- Vesting @ $10.00/Share	Performance- Vesting @ $12.50/Share

Robert E. Strenge	31,700	28,800	46,500
Robert A. Warren	31,700	28,800	46,500

On March 2, 2009, the company's closing stock price was $0.25 per share. The company's stock price would have to increase 4,000% for the $10.00-per-share Performance-Vesting Restricted Stock and Performance-Vesting Restricted Stock Units to vest in 2011, and 5,000% for the $12.50-per-share Performance-Vesting Restricted Stock and Performance-Vesting Restricted Stock Units to vest in 2011.

2009 Equity Awards

The Compensation Committee recently approved 2009 equity awards to the company's elected officers and key employees, including the Named Executive Officers shown in the following table. The 2009 equity awards will consist entirely of time-vesting restricted stock or restricted stock units. Twenty percent of the shares or units will vest on March 15, 2010, 20% will vest on March 15, 2011, and the remaining 60% will vest on March 15, 2012. In its decision to make these 2009 equity awards 100% time-vesting, the Compensation Committee took into account the improbability that the 2008 Performance-Vesting Restricted Stock and Performance-Vesting Restricted Stock Units will vest. The 2009 equity awards are contingent on shareholder approval of the amendment to the Boise Inc. Incentive and Performance Plan to increase the number of shares authorized under the plan.

Name	Restricted Stock	Restricted Stock Units

Alexander Toeldte	960,000	—
Robert M. McNutt	398,500	—
Jeffrey P. Lane	230,000	—
Robert E. Strenge	—	230,000
Robert A. Warren	—	290,000

Other Compensation and Benefit Plans

The company's elected officers also received additional compensation in the form of payments, allocations, or accruals under the following compensation and benefit plans. These plans are an important part of the company's executive compensation program. The company believes providing attractive benefits to its elected officers and key managers allows the company to remain competitive in the market for top talent.

Pension Benefits

Salaried Pension Plan

The company maintains a defined benefit pension plan (Salaried Pension Plan) for all salaried employees who were former employees of OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to November 1, 2003.

The Salaried Pension Plan entitles each vested employee to receive a pension benefit at normal retirement age equal to 1.25% of the average of the highest five consecutive years of compensation out of the last ten years of employment multiplied by the participant's years of service through December 31, 2003, plus 1% of the average of the highest five consecutive years of compensation out of the last ten years of employment multiplied by the participant's years of service after December 31, 2003. Under the Salaried Pension Plan, "compensation" is defined as the employee's base salary plus any amounts earned under the company's variable incentive compensation programs. Benefits are computed on a straight-life annuity basis and are not offset by Social Security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for breaks in service.

Supplemental Pension Plan (SUPP)

If an employee is entitled to a greater benefit under the Salaried Pension Plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the company's unfunded Supplemental Pension Plan (SUPP). The SUPP also provides payments to the extent that participation in the company's deferred compensation plan has the effect of reducing an individual's pension benefit under the qualified plan. Salaried employees who were former employees of OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to November 1, 2003, are eligible to participate in the SUPP.

Supplemental Early Retirement Plan (SERP)

The Supplemental Early Retirement Plan (SERP) entitles pension-eligible elected officers to receive an early retirement benefit equal to the benefit calculated at age 65 under the Salaried Pension Plan without reduction due to the officer's early retirement. Eligible elected officers are those who:

•
Are 55 years old or older, if elected by OfficeMax (formerly Boise Cascade Corporation) prior to June 1, 2004;

•
Are 58 years old or older, if elected on or after June 1, 2004, and prior to October 29, 2004 (the SERP was closed to new entrants as of October 29, 2004);

•
Have ten or more years of service;

•
Have served as an elected officer for at least five full years; and

•
Retire before age 65.

The following table reflects the Named Executive Officers' eligibility for participation in the Salaried Pension Plan, SUPP, and SERP:

Name	Salaried Pension Plan	SUPP	SERP

Jason G. Weiss	No	No	No
Alexander Toeldte	No	No	No
Robert M. McNutt	Yes	Yes	No
Jeffrey P. Lane	No	No	No
Robert E. Strenge	Yes	Yes	Yes
Robert A. Warren	Yes	Yes	No
Miles A. Hewitt	Yes	Yes	Yes

Pension Plan Freeze

In December 2008, in an effort to address cost challenges and reduce risk volatility, the company amended the Salaried Pension Plan, freezing the accumulation of benefits and years of service for participants effective April 15, 2009. This amendment also freezes benefits in the SUPP and SERP.

For further information on the company's Salaried Pension Plan, SUPP, and SERP, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Tables – Summary Compensation Table and Pension Benefits Table.

Deferred Compensation Plan

The company maintains a "nonqualified" Deferred Compensation Plan offered primarily for the purpose of providing deferred compensation to a select group of management and highly compensated employees. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to reinvest a portion of their compensation in the company's overall business performance.

Each year, officers may irrevocably elect to defer receipt of a portion of their base salary and incentive compensation. A participant's account is credited with imputed interest at a rate equal to 130% of Moody's Composite

Average of Yields on Corporate Bonds. In addition, participants may elect to receive their company-matching contribution in the company's Deferred Compensation Plan in lieu of any matching contribution in the company's 401(k) Savings Plan. For Messrs. McNutt, Strenge, Warren, and Hewitt (who participate in the company's Salaried Pension Plan), the matching contribution is equal to $0.70 on the dollar up to the first 6% of eligible compensation. Participants elect the form and timing of distributions of their deferred compensation balances. Participants may receive payment in cash in a lump sum or in monthly installments over a specified period of years following the termination of their employment with the company.

Messrs. Toeldte and Lane were the only Named Executive Officers who elected to participate in this plan in 2008. None of the company's Named Executive Officers have elected to defer any of their 2009 compensation under this plan.

No changes are expected to be made to the company's Deferred Compensation Plan in 2009.

For further information on the company's Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Tables – Summary Compensation Table and Nonqualified Deferred Compensation Table.

Supplemental Life Plan

The company maintains a Supplemental Life Plan for elected officers who were officers of OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to July 31, 2003. The plan provides these elected officers with an insured death benefit during employment and, in limited cases, after retirement. Messrs. Strenge and Hewitt were the only Named Executive Officers eligible to participate in the plan.

Officers who participate in the Supplemental Life Plan can purchase a life insurance policy from a designated insurance carrier, with policy premiums to be paid by the company as described in the plan. The plan provides the officer with a target death benefit equal to two times his or her base salary while employed by the company and a target postretirement death benefit equal to one times his or her final base salary, both of which are less any amount payable under the company's group term life insurance policy.

No changes are expected to be made to the company's Supplemental Life Plan in 2009.

For further information on the company's Supplemental Life Plan, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Tables – Summary Compensation Table.

Financial Counseling Program for Officers

The company maintains a Financial Counseling Program for its elected officers. The program provides elected officers up to $5,000 per calendar year for financial counseling services. A participant may carry over unused amounts, up to one year's allowance, from one year to the next. Under the program, an elected officer may spend his or her allowance on investment planning, tax preparation, tax planning and compliance, or estate planning. Since the expenses of these services are generally not deductible for federal income tax purposes, the elected officer receives a cash gross-up payment on reimbursed charges. The gross-up payment helps cover the tax on the payment for services and the tax on the tax payment. The current gross-up is 39% based on a 28% federal tax rate. The gross-up payment is also deducted from each participant's annual allowance. Money paid on an elected officer's behalf by the company for these services and gross-up payments is taxable and is reported in his or her W-2 earnings on a monthly basis.

No changes are expected to be made to the Financial Counseling Program for Officers in 2009.

For further information on the company's Financial Counseling Program for Officers, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Tables – Summary Compensation Table.

Agreements With, and Potential Payments to, Named Executive Officers

The following summaries provide a description of the severance agreements the company has entered into with its elected officers. These agreements provide severance benefits and protect other benefits the officers have already earned or reasonably expect to receive under the company's employee benefit plans. The officer will receive the benefits provided under the agreement if the officer's employment is terminated other than for cause or disability (as defined in the agreement) or if the officer terminates employment after actions (as specified in the agreement) that adversely affect the officer are taken.

Although changes are not anticipated at this time, these agreements help to ensure the company will have the benefit of these officers' services without distraction in the face of future potential changes. The company's board of directors believes the agreements are in the best interests of the company and its shareholders.

For further information on the severance agreements the company has entered into with Messrs. Toeldte, McNutt, Lane, Strenge, and Warren, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Tables – Severance Tables.

Alexander Toeldte

Pursuant to the terms of Mr. Toeldte's severance agreement dated February 6, 2008, if he voluntarily terminates employment with good reason or his employment is involuntarily terminated without cause, as defined in his severance agreement, and subject to his execution of a valid release of employment-related claims, Mr. Toeldte will be entitled to severance pay equal to two times the sum of his annual base salary plus his target annual incentive for the year in which the termination occurs. To the extent not already paid, Mr. Toeldte will receive a lump-sum amount equal to the value of his unused and accrued time off, less any advanced time off. Mr. Toeldte will also receive a lump-sum payment equal to (a) 36 times the monthly group premium for healthcare, disability, and accident insurance plans plus (b) three times the annual allowance for financial counseling services. The severance agreement also imposes confidentiality and nondisparagement provisions on Mr. Toeldte, as well as a nonsolicitation provision that will continue for one year after his employment terminates. Mr. Toeldte was not entitled to receive payment under his severance agreement as a result of the Acquisition; however, his severance agreement was assigned to the company as part of the Acquisition.

Robert M. McNutt, Jeffrey P. Lane, Robert E. Strenge, and Robert A. Warren

Pursuant to the terms of the severance agreements dated February 25, 2008, with Messrs. McNutt, Strenge, and Warren and the severance agreement dated April 30, 2008, with Mr. Lane, if these officers voluntarily terminate employment with good reason or their employment is involuntarily terminated without cause, as defined in their severance agreements, and subject to their execution of a valid release of employment-related claims, Mr. McNutt will be entitled to severance pay equal to two times the sum of his annual base salary plus his target annual incentive for the year in which the termination occurs, and Messrs. Lane, Strenge, and Warren will be entitled to severance pay equal to one times their annual base salary plus their target annual incentive for the year in which their termination occurs. To the extent not already paid, they will receive a lump-sum amount equal to the value of their unused and accrued time off, less any advanced time off. The company will maintain group insurance coverage (healthcare, disability, term life, and accident) and financial counseling services for 12 months following their date of termination, subject to the officer's payment of any applicable premium at the active employee rate. The company will also continue to pay the company-paid premium under the Supplemental Life Plan (if the officer was a participant in such plan) for 12 months.

Miles A. Hewitt

On May 2, 2008, Mr. Hewitt stepped down from his position as senior vice president, Paper. In connection with his departure from the company, the Compensation Committee approved the entry into a severance arrangement with Mr. Hewitt that included the following material provisions:

•
An employment termination date of May 2, 2008;

•
Payment of a lump sum severance equal to Mr. Hewitt's annual base salary and target annual incentive ($527,000);

•
Healthcare and insurance benefits continued for 12 months following termination (estimated company cost of $11,000);

•
Supplemental life insurance premiums continued for 12 months following termination (estimated company cost of $9,000);

•
Financial counseling allowance of up to $10,000 during the next 12 months;

•
Executive career counseling up to a maximum of $20,000;

•
Nonqualified pension under the company's Supplemental Early Retirement Plan beginning January 1, 2014;

•
Covenants of confidentiality, nonsolicitation of employees, and nondisparagement;

•
Compliance with the other provisions outlined in Mr. Hewitt's severance agreement; and

•
Mr. Hewitt was required to sign a release as a condition of receiving these benefits.

For further information on the severance arrangement the company entered into with Mr. Hewitt, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Tables – Summary Compensation Table and Pension Benefits Table.

Compensation Tables

The following Summary Compensation Table presents:

•
Jason G. Weiss – Compensation information for the fiscal years ended December 31, 2008 and 2007, for Mr. Weiss, who served as the company's chief executive officer and principal financial officer prior to the closing of the Acquisition on February 22, 2008. Mr. Weiss received no compensation, fees, or other payments from the company for his services in 2008 or 2007.

•
Alexander Toeldte – Compensation information for the fiscal year ended December 31, 2008, for Mr. Toeldte, who served as the company's president and chief executive officer following the closing of the Acquisition on February 22, 2008.

•
Robert M. McNutt – Compensation information for the fiscal year ended December 31, 2008, for Mr. McNutt, who served as the company's senior vice president and chief financial officer following the closing of the Acquisition on February 22, 2008.

•
Jeffrey P. Lane, Robert E. Strenge, and Robert A. Warren – Compensation information for the fiscal year ended December 31, 2008, for Messrs. Lane, Strenge, and Warren, the company's three most highly compensated executive officers other than Messrs. Toeldte and McNutt. Mr. Lane joined the company on April 30, 2008, and his compensation information is for the period of April 30 through December 31, 2008.

•
Miles A. Hewitt – Compensation information for the fiscal year ended December 31, 2008, for Mr. Hewitt, the company's former senior vice president, Paper. Mr. Hewitt's employment with the company was terminated effective May 2, 2008, and his compensation information is for the period of February 22 through May 2, 2008.

These executive officers are referred to as Named Executive Officers elsewhere in this Proxy Statement.

 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)

Jason G. Weiss	2008	$0	$0	$—	$—	$—	$0	$0
Former Chief Executive Officer and Principal Financial Officer	2007	0	0	—	—	—	0	0
Alexander Toeldte President and Chief Executive Officer	2008	672,918	0	666,328	0	767	57,359	1,397,372
Robert M. McNutt Senior Vice President and Chief Financial Officer	2008	296,084	0	145,869	0	130,693	2,264	574,910
Jeffrey P. Lane Senior Vice President and General Manager, Packaging	2008	237,500	150,000	173,602	0	232	65,943	627,277
Robert E. Strenge Senior Vice President, Manufacturing	2008	250,000	50	73,150	0	629,165	117,539	1,069,904
Robert A. Warren Senior Vice President and General Manager, Paper and Supply Chain	2008	216,250	0	73,150	0	202,444	2,432	494,276
Miles A. Hewitt Former Senior Vice President, Paper	2008	59,242	0	—	—	578,400	565,608	1,203,250
(1)
The amounts reported for Messrs. Toeldte, McNutt, Strenge, and Warren represent salaries paid from the date of the closing of the Acquisition on February 22, 2008, through December 31, 2008. The amount reported for Mr. Lane represents salary paid from April 30, 2008 (the date he joined the company), through December 31, 2008. The amount reported for Mr. Hewitt represents salary paid from the date of the closing of the Acquisition on February 22, 2008, through May 2, 2008 (the date his employment with the company was terminated). These amounts include amounts deferred under the company's Savings Plan and Deferred Compensation Plan. The company's Savings Plan is a defined contribution plan intended to be qualified under Section 401(a) of the Internal Revenue Code that contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the code. The company's Deferred Compensation Plan is a nonqualified savings plan offered to key employees.

For further information on the company's Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Deferred Compensation Plan and Compensation Tables – Nonqualified Deferred Compensation Table.

(2)
The amount reported for Mr. Lane represents a signing bonus he received when he joined the company on April 30, 2008. The amount reported for Mr. Strenge represents a safety award.

(3)
On May 2, 2008, Messrs. Toeldte, McNutt, and Lane were granted, at no cost, 975,100; 213,400; and 254,000 restricted stock shares, respectively, under the Boise Inc. Incentive and Performance Plan. Also on May 2, 2008, Messrs. Strenge and Warren were each granted, at no cost, 107,000 restricted stock units under the Boise Inc. Incentive and Performance Plan. The amounts reported for these grants reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), Share-Based Payment.

For further information on these awards, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Long-Term Incentive Compensation and Compensation Tables – Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End Table, Option Exercises and Stock Vested Table, and Severance Tables.

(4)
On April 30, 2008, the Compensation Committee approved the 2008 short-term incentive award criteria for Messrs. Toeldte, McNutt, Lane, Strenge, and Warren pursuant to the Boise Inc. Incentive and Performance Plan. No payments were made to these Named Executive Officers under these 2008 awards, because the goals and objectives were not met.

For further information on these 2008 short-term incentive awards, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Short-Term Incentive Compensation and Compensation Tables – Grants of Plan-Based Awards Table and Severance Tables.

(5)
Amounts disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column include the following:

Name	Year	Change in Pension Value(a)	Nonqualified Deferred Compensation Earnings(b)

Jason G. Weiss	2008	$—	$—
	2007	—	—
Alexander Toeldte	2008	—	767
Robert M. McNutt	2008	130,693	—
Jeffrey P. Lane	2008	—	232
Robert E. Strenge	2008	629,165	—
Robert A. Warren	2008	202,444	—
Miles A. Hewitt	2008	578,400	—
  (a)
  The amounts reported for Messrs. McNutt, Strenge, Warren, and Hewitt reflect the actuarial increase in the present value of their benefits under all of the company's pension plans using interest rate and mortality rate assumptions consistent with those used in the company's financial statements and include amounts such officers may not be currently entitled to receive because such amounts are not vested. For further information on the valuation method and all material assumptions applied in quantifying these amounts, please refer to the company's 2008 Annual Report on Form 10-K, Item 8. Notes to Consolidated Financial Statements, Footnote 14, Retirement and Benefit Plans. Messrs. Weiss, Toeldte, and Lane were not eligible to participate in the company's pension plans.

    Prior to the Acquisition, Messrs. Strenge and Hewitt were participants in the Boise Cascade Supplemental Early Retirement Plan for Executive Officers (the Boise Cascade SERP) which, like the company's SERP, provided unreduced early retirement benefits for eligible officers. The Boise Cascade SERP also provided an offset for amounts payable from a predecessor company's plan so that only a portion of the benefit was payable from Boise Cascade. Upon the closing of the Acquisition, the Boise Cascade SERP obligations (and its predecessor company's) were extinguished. Accordingly, Messrs. Strenge and Hewitt's SERP benefits became the company's sole obligation, resulting in a substantial increase in the reported Change in Pension Value for 2008 for these two Named Executive Officers.

    For further information on the company's pension plans, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Pension Benefits and Compensation Tables – Pension Benefits Table.

  (b)
  The amounts reported for Messrs. Toeldte and Lane reflect the above-market portion of the interest they earned on their deferred compensation. Messrs. McNutt, Strenge, Warren, and Hewitt elected not to participate in the company's Deferred Compensation Plan during 2008. Mr. Weiss was not eligible to participate in the company's Deferred Compensation Plan.

  For further information on the company's Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Deferred Compensation Plan and Compensation Tables – Nonqualified Deferred Compensation Table.

(6)
Amounts disclosed in the All Other Compensation column include the following:

Name	Year	Company- Matching Contributions to Savings Plan(a)	Company-Matching Contributions to Deferred Compensation Plan(a)	Company-Paid Portion of Executive Officer Life Insurance(b)	Reportable Perquisites(c)

Jason G. Weiss	2008	$—	$—	$—	$0
	2007	—	—	—	0
Alexander Toeldte	2008	0	42,918	300	14,141
Robert M. McNutt	2008	1,964	0	300	—
Jeffrey P. Lane	2008	0	13,775	354	51,814
Robert E. Strenge	2008	0	0	8,771	108,768
Robert A. Warren	2008	1,598	0	834	—
Miles A. Hewitt	2008	0	0	8,849	556,759
  (a)
  The company's Savings Plan is a defined contribution plan intended to be qualified under Section 401(a) of the Internal Revenue Code that contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code. The company's Deferred Compensation Plan is a nonqualified savings plan offered to key employees. Participants in the Deferred Compensation Plan may choose to have matching contributions made under the Deferred Compensation Plan in lieu of receiving matching contributions under the Savings Plan. Mr. Weiss was not eligible to participate in the company's Savings Plan or Deferred Compensation Plan.

    For further information on the company's Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Deferred Compensation Plan and Compensation Tables – Nonqualified Deferred Compensation Table.

  (b)
  Mr. Weiss was not eligible to participate in the company's elected officer life insurance plans.

  (c)
  The company did not provide Mr. Weiss with any perquisites in 2008 or 2007. The only perquisites provided to Messrs. McNutt and Warren in 2008 were financial counseling services, which costs are not reflected because the total amount for each officer did not exceed $10,000.

  On May 2, 2008, Mr. Hewitt stepped down from his position as senior vice president, Paper. The severance payment of $544,695 paid to Mr. Hewitt consisted of $527,000 (an amount equal to Mr. Hewitt's annual base salary and his target annual incentive award) and $17,695 (the value of Mr. Hewitt's unused and accrued time off). For further information on additional benefits Mr. Hewitt received upon his termination of employment, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Agreements With, and Potential Payments to, Named Executive Officers.

  None of the Named Executive Officers had personal use of company-paid aircraft during 2008.

  The reportable perquisites for our Named Executive Officers consisted of the following:

Name	Year	Nonbusiness Memberships	Financial Counseling	Legal Fees	Relocation Expenses	Severance Payments

Jason G. Weiss	2008	$0	$0	$0	$0	$0
	2007	0	0	0	0	0
Alexander Toeldte	2008	4,028	10,000	113	0	0
Robert M. McNutt	2008	0	—	0	0	0
Jeffrey P. Lane	2008	4,080	3,347	0	44,387	0
Robert E. Strenge	2008	0	1,911	0	106,857	0
Robert A. Warren	2008	0	—	0	0	0
Miles A. Hewitt	2008	0	9,522	2,542	0	544,695

Grants of Plan-Based Awards Table

The following table presents information concerning each grant of a non-equity and equity award made to Messrs. Toeldte, McNutt, Lane, Strenge, and Warren in 2008 under the Boise Inc. Incentive and Performance Plan. No payouts were made to these Named Executive Officers under the 2008 non-equity incentive plan awards, because the goals and objectives were not met.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Compen- sation Committee Approval Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jason G. Weiss
2008 Non-Equity Award	—	—	$—	$—	$—
2008 Equity Award	—	—				—	—	—	$—
Alexander Toeldte
2008 Non-Equity Award	—	4/30/08	226,875	756,251	1,701,565
2008 Equity Award	5/2/08	4/30/08				288,500	975,100	975,100	2,398,780
Robert M. McNutt
2008 Non-Equity Award	—	4/30/08	64,886	216,288	486,648
2008 Equity Award	5/2/08	4/30/08				63,200	213,400	213,400	525,130
Jeffrey P. Lane
2008 Non-Equity Award	—	4/30/08	46,312	154,375	347,344
2008 Equity Award	5/2/08	4/30/08				75,200	254,000	254,000	624,966
Robert E. Strenge
2008 Non-Equity Award	—	4/30/08	58,500	195,000	438,750
2008 Equity Award	5/2/08	4/30/08				31,700	107,000	107,000	263,341
Robert A. Warren
2008 Non-Equity Award	—	4/30/08	48,669	162,229	365,016
2008 Equity Award	5/2/08	4/30/08				31,700	107,000	107,000	263,341
Miles A. Hewitt
2008 Non-Equity Award	—	—	—	—	—
2008 Equity Award	—	—				—	—	—	—
(1)
Reflects possible 2008 non-equity incentive plan award payouts for these Named Executive Officers under the Boise Inc. Incentive and Performance Plan. Threshold, Target, and Maximum payouts are based on compensation (base salary, holiday pay, and vacation pay) actually paid during the 2008 calendar year for services rendered to Boise and its predecessor company, Boise Cascade, L.L.C. It is possible to have a zero payout if the award criteria are not met.

  For further information on the terms of these 2008 non-equity incentive plan awards, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Short-Term Incentive Compensation and Compensation Tables – Summary Compensation Table and Severance Tables.

(2)
The Threshold amounts reported are the time-vesting portion of the 2008 equity incentive plan awards and assume these Named Executive Officers remain employed with the company until they vest on February 28, 2011. The Target (amount payable if the specified performance targets are reached) and Maximum (maximum payout possible) amounts reported represent both the time-vesting and performance-vesting portions of the 2008 equity incentive plan awards and assume the 2008 awards vest in full.

  For further information on the terms of these 2008 equity incentive plan awards, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Long-Term Incentive Compensation and Compensation Tables – Summary Compensation Table, Outstanding Equity Awards at Fiscal Year-End Table, Option Exercises and Stock Vested Table, and Severance Tables.

(3)
Values reported for the 2008 equity incentive plan awards reflect the grant date fair value of each equity award computed in accordance with SFAS No. 123(R), Share-Based Payment.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the 2008 restricted stock and restricted stock unit awards made to Messrs. Toeldte, McNutt, Lane, Strenge, and Warren under the Boise Inc. Incentive and Performance Plan that had not vested as of December 31, 2008.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)

Jason G. Weiss	—	$—
Alexander Toeldte	975,100	419,293
Robert M. McNutt	213,400	91,762
Jeffrey P. Lane	254,000	109,220
Robert E. Strenge	107,000	46,010
Robert A. Warren	107,000	46,010
Miles A. Hewitt	—	—
(1)
For further information on the vesting terms of these 2008 equity incentive plan awards, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Long-Term Incentive Compensation.

(2)
The values reported reflect the number of unvested shares or units held by each of the Named Executive Officers as of December 31, 2008, multiplied by the company's closing stock price on December 31, 2008 ($0.43 per share).

Option Exercises and Stock Vested Table

None of the 2008 restricted stock and restricted stock unit awards made to Messrs. Toeldte, McNutt, Lane, Strenge, and Warren under the Boise Inc. Incentive and Performance Plan vested during 2008.

 Pension Benefits Table

The following table presents the actuarial present value of accumulated benefits payable to Messrs. McNutt, Strenge, Warren, and Hewitt, including the number of years of service credited to each of them, under the company's Salaried Pension Plan, SUPP, and SERP. For further information on the valuation method and all material assumptions applied in quantifying these amounts, please refer to the company's 2008 Annual Report on Form 10-K, Item 8. Notes to Consolidated Financial Statements, Footnote 14, Retirement and Benefit Plans. Messrs. McNutt, Strenge, Warren, and Hewitt did not receive any payments under any of the company's pension plans during 2008. Messrs. Weiss, Toeldte, and Lane were not eligible to participate in the company's pension plans.

For further information on the company's pension plans, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Pension Benefits and Compensation Tables – Summary Compensation Table.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)

Jason G. Weiss	Salaried Pension Plan	—	$—
	SUPP	—	—
	SERP	—	—
Alexander Toeldte	Salaried Pension Plan	—	—
	SUPP	—	—
	SERP	—	—
Robert M. McNutt	Salaried Pension Plan	24.0	313,817
	SUPP	24.0	155,640
	SERP(2)	—	—
Jeffrey P. Lane	Salaried Pension Plan	—	—
	SUPP	—	—
	SERP	—	—
Robert E. Strenge	Salaried Pension Plan	21.0	328,000
	SUPP	21.0	247,447
	SERP(2)	21.0	725,432
Robert A. Warren	Salaried Pension Plan	26.3	531,548
	SUPP	26.3	68,834
	SERP(2)	—	—
Miles A. Hewitt	Salaried Pension Plan	26.3	337,139
	SUPP	26.3	262,570
	SERP(2)	26.3	695,139
(1)
Number of years credited service for Messrs. McNutt, Strenge, Warren, and Hewitt include amounts attributable to their employment with OfficeMax Incorporated (formerly Boise Cascade Corporation) prior to Madison Dearborn Partners' acquisition of the forest products assets from OfficeMax on October 29, 2004, and their employment with Boise Cascade, L.L.C.

(2)
Messrs. McNutt and Warren were not eligible to participate in the SERP. The value reported for Mr. Strenge assumes he remains employed with the company until age 55 and becomes vested in the SERP. On May 2, 2008, Mr. Hewitt stepped down from his position as senior vice president, Paper. In connection with his departure from the company, the Compensation Committee approved the entry into a severance arrangement with Mr. Hewitt that included, among other things, a nonqualified pension under the SERP beginning January 1, 2014.

 Nonqualified Deferred Compensation Table

Messrs. Toeldte and Lane were the only Named Executive Officers who elected to participate in the company's Deferred Compensation Plan in 2008. Messrs. Toeldte and Lane did not have any withdrawals or distributions under the plan during 2008. Mr. Weiss was not eligible to participate in the company's Deferred Compensation Plan.

For further information on the company's Deferred Compensation Plan, please refer to the sections of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Deferred Compensation Plan and Compensation Tables – Summary Compensation Table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)

Jason G. Weiss	$—	$—	$—	$—
Alexander Toeldte	36,000	25,200	1,910	63,110
Robert M. McNutt	—	—	—	—
Jeffrey P. Lane	13,775	9,643	563	23,981
Robert E. Strenge	—	—	—	—
Robert A. Warren	—	—	—	—
Miles A. Hewitt	—	—	—	—
(1)
These amounts are included in the 2008 Salary column of the Summary Compensation Table.

(2)
These amounts are included in the 2008 All Other Compensation column of the Summary Compensation Table.

(3)
The above-market portions of these amounts are included in the 2008 Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

 Severance Tables

The following tables present an estimate of the compensation the company would have been required to pay Messrs. Toeldte, McNutt, Lane, Strenge, and Warren in the event of termination of these employees with the company due to:

•
Voluntary termination with good reason or involuntary termination without cause;

•
Involuntary termination due to change in control;

•
Involuntary termination due to restructuring;

•
For-cause termination or voluntary termination without good reason; or

•
Disability or death.

The compensation shown assumes termination was effective as of December 31, 2008. The compensation the company would actually be required to pay these officers would only be determinable at the time of separation.

For further information on the severance agreements the company entered into with Messrs. Toeldte, McNutt, Lane, Strenge, and Warren, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Agreements With, and Potential Payments to, Named Executive Officers.

For information on the compensation the company paid Mr. Hewitt upon his termination of employment on May 2, 2008, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Discussion and Analysis – Other Compensation and Benefit Plans, Agreements With, and Potential Payments to, Named Executive Officers and Compensation Tables – Summary Compensation Table and Pension Benefits Table.

Alexander Toeldte
President and Chief Executive Officer

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause(1)	Involuntary Termination Due to Change in Control(1)	Involuntary Termination Due to Restructuring(1)	For-Cause Termination or Voluntary Termination Without Good Reason(1)	Disability or Death(1)

Base Salary (2 × Base Salary of $800,000)	$1,600,000	$1,600,000	$1,600,000	$0	$0
Incentive and Performance Plan (2 × Target 100% Award)	1,600,000	1,600,000	1,600,000	0	0
Value of Accelerated Vesting of Restricted Stock(2)	57,848	419,293	127,316	0	127,316
Insurance – Healthcare, Disability, and Accident (For 36 Months)	34,142	34,142	34,142	0	0
Financial Counseling (3 × $5,000 Annual Allowance)	15,000	15,000	15,000	0	0
Unused Vacation (166 Hours)	63,846	63,846	63,846	63,846	63,846

TOTAL(3)	$3,370,836	$3,732,281	$3,440,304	$63,846	$191,162

(1)
Amounts shown assume Mr. Toeldte's termination was effective as of December 31, 2008. Mr. Toeldte would have received his base salary through the date of termination.

(2)
Amounts shown are based on various vesting scenarios as set forth in Mr. Toeldte's Restricted Stock Award Agreement.

(3)
Total amounts shown are in addition to payments Mr. Toeldte would have received under the company's Savings Plan and Deferred Compensation Plan. Mr. Toeldte's Deferred Compensation Plan balance would have been distributed in accordance with his distribution election.

  For information on Mr. Toeldte's Deferred Compensation Plan balance, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Tables – Nonqualified Deferred Compensation Table.

 Robert M. McNutt
Senior Vice President and Chief Financial Officer

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause(1)	Involuntary Termination Due to Change in Control(1)	Involuntary Termination Due to Restructuring(1)	For-Cause Termination or Voluntary Termination Without Good Reason(1)	Disability or Death(1)

Base Salary (2 × Base Salary of $352,000)	$704,000	$704,000	$704,000	$0	$0
Incentive and Performance Plan (2 × Target 65% Award)	457,600	457,600	457,600	0	0
Value of Accelerated Vesting of Restricted Stock(2)	12,672	91,762	27,869	0	27,869
Insurance – Healthcare, Disability, and Accident (For 12 Months)	11,381	11,381	11,381	0	0
Financial Counseling (1 × $5,000 Annual Allowance)	5,000	5,000	5,000	0	0
Unused Vacation (260 Hours)	44,000	44,000	44,000	44,000	44,000

TOTAL(3)	$1,234,653	$1,313,743	$1,249,850	$44,000	$71,869

(1)
Amounts shown assume Mr. McNutt's termination was effective as of December 31, 2008. Mr. McNutt would have received his base salary through the date of termination.

(2)
Amounts shown are based on various vesting scenarios as set forth in Mr. McNutt's Restricted Stock Award Agreement.

(3)
Total amounts shown are in addition to payments Mr. McNutt would have received under the company's Savings Plan.

 Jeffrey P. Lane
Senior Vice President and General Manager, Packaging

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause(1)	Involuntary Termination Due to Change in Control(1)	Involuntary Termination Due to Restructuring(1)	For-Cause Termination or Voluntary Termination Without Good Reason(1)	Disability or Death(1)

Base Salary (1 × Base Salary of $380,000)	$380,000	$380,000	$380,000	$0	$0
Incentive and Performance Plan (1 × Target 65% Award)	247,000	247,000	247,000	0	0
Value of Accelerated Vesting of Restricted Stock(2)	15,079	109,220	33,169	0	33,169
Insurance – Healthcare, Disability, and Accident (For 12 Months)	10,481	10,481	10,481	0	0
Financial Counseling (1 × $5,000 Annual Allowance)	5,000	5,000	5,000	0	0
Unused Vacation (7 Hours)	1,279	1,279	1,279	1,279	1,279

TOTAL(3)	$658,839	$752,980	$676,929	$1,279	$34,448

(1)
Amounts shown assume Mr. Lane's termination was effective as of December 31, 2008. Mr. Lane would have received his base salary through the date of termination.

(2)
Amounts shown are based on various vesting scenarios as set forth in Mr. Lane's Restricted Stock Award Agreement.

(3)
Total amounts shown are in addition to payments Mr. Lane would have received under the company's Savings Plan and Deferred Compensation Plan. Mr. Lane's Deferred Compensation Plan balance would have been distributed in accordance with his distribution election.

  For information on Mr. Lane's Deferred Compensation Plan balance, please refer to the section of this Proxy Statement entitled Executive Compensation, Compensation Tables – Nonqualified Deferred Compensation Table.

 Robert E. Strenge
Senior Vice President, Manufacturing

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause(1)	Involuntary Termination Due to Change in Control(1)	Involuntary Termination Due to Restructuring(1)	For-Cause Termination or Voluntary Termination Without Good Reason(1)	Disability or Death(1)

Base Salary (1 × Base Salary of $300,000)	$300,000	$300,000	$300,000	$0	$0
Incentive and Performance Plan (1 × Target 65% Award)	195,000	195,000	195,000	0	0
Value of Accelerated Vesting of Restricted Stock Units(2)	6,356	46,010	13,975	0	13,975
Life Insurance Premiums (For 12 Months)	8,771	8,771	8,771	0	0
Insurance – Healthcare, Disability, and Accident (For 12 Months)	7,445	7,445	7,445	0	0
Financial Counseling (1 × $5,000 Annual Allowance)	5,000	5,000	5,000	0	0
Unused Vacation (94 Hours)	13,558	13,558	13,558	13,558	13,558

TOTAL(3)	$536,130	$575,784	$543,749	$13,558	$27,533

(1)
Amounts shown assume Mr. Strenge's termination was effective as of December 31, 2008. Mr. Strenge would have received his base salary through the date of termination.

(2)
Amounts shown are based on various vesting scenarios as set forth in Mr. Strenge's Restricted Stock Unit Award Agreement.

(3)
Total amounts shown are in addition to payments Mr. Strenge would have received under the company's Savings Plan.

 Robert A. Warren
Senior Vice President and General Manager,
Paper and Supply Chain

Benefits	Voluntary Termination With Good Reason or Involuntary Termination Without Cause(1)	Involuntary Termination Due to Change in Control(1)	Involuntary Termination Due to Restructuring(1)	For-Cause Termination or Voluntary Termination Without Good Reason(1)	Disability or Death(1)

Base Salary (1 × Base Salary of $300,000)	$300,000	$300,000	$300,000	$0	$0
Incentive and Performance Plan (1 × Target 65% Award)	195,000	195,000	195,000	0	0
Value of Accelerated Vesting of Restricted Stock Units(2)	6,356	46,010	13,975	0	13,975
Insurance – Healthcare, Disability, and Accident (For 12 Months)	9,245	9,245	9,245	0	0
Financial Counseling (1 × $5,000 Annual Allowance)	5,000	5,000	5,000	0	0
Unused Vacation (56 Hours)	8,077	8,077	8,077	8,077	8,077

TOTAL(3)	$523,678	$563,332	$531,297	$8,077	$22,052

(1)
Amounts shown assume Mr. Warren's termination was effective as of December 31, 2008. Mr. Warren would have received his base salary through the date of termination.

(2)
Amounts shown are based on various vesting scenarios as set forth in Mr. Warren's Restricted Stock Unit Award Agreement.

(3)
Total amounts shown are in addition to payments Mr. Warren would have received under the company's Savings Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than 10% of our common stock (Reporting Persons) to file reports with the SEC regarding their ownership of and transactions in our common stock and other securities related to our common stock. SEC rules also require Reporting Persons to furnish us with copies of the reports they file with the SEC. Based solely on a review of the copies of the reports provided to us and inquiries we have made, we believe that during our fiscal year ended December 31, 2008, all Reporting Persons filed in a timely manner all of the reports they were required to file with the following exceptions:

•
Zaid F. Alsikafi – On May 2, 2008, Mr. Alsikafi received an award of 36,100 shares of restricted stock. Mr. Alsikafi's Form 4 to report this award was due on May 6, 2008. Due to a financial printer's delayed submission to the SEC's IDEA system (formerly known as EDGAR), Mr. Alsikafi's Form 4 was not filed until May 7, 2008. Additionally, on December 31, 2008, Mr. Alsikafi resigned from our board of directors. Upon his resignation, Mr. Alsikafi forfeited 6,017 shares of his May 2, 2008, restricted stock award. Mr. Alsikafi's Form 4 to report this forfeiture was due on January 5, 2009, but was not filed until January 13, 2009.

•
Alexander Toeldte – On May 19 and 20, 2008, Mr. Toeldte purchased 20,000 shares of common stock in the open market. Mr. Toeldte's Form 4 to report this purchase was due on May 21, 2008. Due to a broker's delayed notification of this purchase, Mr. Toeldte's Form 4 was not filed until May 27, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

Related-Person Transactions

Investor Rights Agreement

In connection with the Acquisition, the company entered into an Investor Rights Agreement with (1) Boise Cascade, L.L.C., Boise Cascade Holdings, L.L.C., (together, the Boise Majority Holders); and (2) Messrs. Berger, Leight, and Weiss and Mr. Richard Rogel, a former director of the company (together, the Aldabra Majority Holders). The Investor Rights Agreement provides for registration rights with respect to shares held by these entities and individuals, who have the right to demand registration under the Securities Act of 1933, as amended, of some or all of their registrable securities. In February 2009, the Boise Majority Holders used this right to register all of their Boise Inc. shares. The Aldabra Representatives continue to hold registration rights for the registrable securities they hold, and on February 19, 2009, notified the company of their intent to exercise these rights.

The Investor Rights Agreement also provides that the Boise Majority Holders and the Aldabra Majority Holders have the right to designate directors to our board in an amount proportionate to the voting power of the shares they each hold. Pursuant to this right, Messrs. Norton, Souleles, and Stephens serve as representatives of the Boise Majority Holders, and Messrs. Leight and Weiss serve as representatives of the Aldabra Majority Holders.

Additionally, the Investor Rights Agreement gives the Boise Majority Holders the right to have significant influence on our policies, business, and affairs and the ability to influence the outcome of corporate transactions, such as mergers, consolidations, and the sale of all or substantially all of our assets. As long the Boise Majority Holders control 33% or more of the common stock that was issued to Boise Cascade in connection with the Acquisition, we are restricted from conducting specified activities or taking specified actions without the affirmative written consent of the Boise Majority Holders. Those restricted activities include, without limitation, making distributions on our equity securities; redemption, purchases, or acquisitions of our equity securities; issuances or sales of equity securities or securities exchangeable or convertible for equity securities; issuing debt or convertible/ exchangeable debt securities; making loans, advances or guarantees; mergers and/or acquisition; asset sales; liquidations; recapitalizations; non-ordinary business activities; making changes to our organizational documents; making changes to arrangements with our officers, directors, employees, and other related persons; incurrence of indebtedness for borrowed money or capital leases above specified thresholds; and consummating a sale of the company. Additionally, the Investor Rights Agreement requires us, unless the Boise Majority Holders have consented otherwise in writing, to preserve our corporate existence and material licenses, maintain the authorizations and permits necessary to conduct our business, maintain our material properties, discharge statutory liens, perform our material contracts, comply with applicable laws and regulations, preserve adequate insurance coverage, and maintain proper books of records and accounts.

Relationship with Boise Cascade Holdings, L.L.C.

In addition to the Investor Rights Agreement, we have entered into a number of agreements with Boise Cascade to carry out specified operational functions of both companies. For example, we have entered into a number of agreements under which we purchase wood fiber from Boise Cascade to furnish our paper operations in the Pacific Northwest. We also have a cooperative agreement with Boise

Cascade that facilitates the purchase of saw logs and pulpwood for our pulp and paper mill in DeRidder, Louisiana. Pursuant to an outsourcing agreement, we also provide Boise Cascade with administrative services, such as information technology, accounting, financial management, and human resources for a price equal to our fully allocable cost.

During 2008, we paid Boise Cascade $413.7 million for the goods and services rendered to us under these various arrangements. Similarly, Boise Cascade paid us $68.6 million for the goods and services it received from us.

Family Relationships

Messrs. Berger and Leight are cousins, who have both served on our board since its inception in 2007.

Policies and Procedures for Related-Person Transactions

Our Code of Ethics, which is posted on our website, governs the review, approval, or ratification of related-person transactions. Pursuant to our Code of Ethics, our directors and officers are required to be free from actual or apparent conflicts of interest that would interfere with their loyalty to us or to our shareholders. Similarly, our Code of Ethics prohibits our directors and officers from appropriating business opportunities that are presented to the company, from competing with the company, and from using their positions with the company or company information for personal gain.

All actual or potential conflicts, including transactions with related parties, must be reported to the company's general counsel, who will provide guidance and a recommendation on how to address the issue. If the situation so warrants, the general counsel will report the conflict or transaction to our board of directors. If a significant conflict issue arises and cannot be resolved, or if the conflict was not disclosed, the board of directors may ask for the resignation or termination of the director or officer.

Our decisions to enter into the Investor Rights Agreement and into the agreements with Boise Cascade were approved by our entire board of directors in connection with the Acquisition. There have been no subsequent related-party transactions concerning our directors or officers that have been brought to the attention of the general counsel.

AUDIT COMMITTEE MATTERS

Audit Committee Report

Dear Fellow Shareholders:

The Audit Committee of the board of directors of Boise Inc. is composed of four directors, each of whom is independent as defined under the NYSE's listing standards. The Audit Committee chair, Mr. Berger, qualifies as an "Audit Committee Financial Expert" under the SEC's definition.

Audit Committee Responsibilities

The Audit Committee's responsibilities are set out in its charter, which has been adopted by the board of directors and is reviewed annually. The Audit Committee is responsible for the engagement of the company's independent auditor and appointed KPMG LLP (KPMG) in that capacity effective February 22, 2008. The Audit Committee met 15 times during 2008, including meeting regularly with KPMG and the company's internal auditors, both privately and with management present. For further information on the Audit Committee's responsibilities, please refer to the section of this Proxy Statement entitled Corporate Governance Principles and Board Matters, Board and Committee Matters – Audit Committee.

Management is primarily responsible for the company's financial statements, including the company's internal control over financial reporting. KPMG is responsible for performing an audit of the company's annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements. KPMG also reviews the company's interim financial statements in accordance with Statement on Auditing Standards No. 100, Interim Financial Information. The Audit Committee oversees the company's financial reporting process and internal control structure on behalf of the board of directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and KPMG the audited and interim financial statements, including Management's Discussion and Analysis, included in the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These reviews included discussions on:

•
The company's critical accounting policies;

•
The reasonableness of significant financial reporting judgments made in connection with the financial statements, including the quality (and not just the acceptability) of the company's accounting principles;

•
The clarity and completeness of the company's financial disclosures;

•
The effectiveness of the company's internal control over financial reporting, including management's and KPMG's reports on such effectiveness, the basis for the conclusions expressed in those reports, and any changes made to the company's internal control over financial reporting during 2008;

•
Items that could be accounted for using alternative treatments within GAAP, the ramifications of such treatments, and KPMG's preferred treatment;

•
KPMG's annual management representation letter, management's response to such representation letter, and other material written communications between management and KPMG;

•
Unadjusted audit differences KPMG noted during its audit of the company's annual financial statements; and

•
The potential effects of regulatory and accounting initiatives on the company's financial statements.

Financial Statement Recommendation

The Audit Committee is responsible for recommending to the board of directors that the company's audited financial statements be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2008, including discussions with KPMG on the:

•
Conduct of the audit, including information regarding the scope and results of the audit, as required by the Statement on Auditing Standards No. 61, Communications with Audit Committees;

•
Auditors' independence, including receipt of a letter from KPMG regarding its independence, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

•
Audit of management's assessment of the effectiveness of the company's internal control over financial reporting and KPMG's own audit of the effectiveness of the company's internal controls over financial reporting.

As a final step to this procedure, the Audit Committee reviewed and discussed with KPMG and management the company's audited consolidated balance sheet at December 31, 2008, and its audited consolidated statements of income (loss), cash flows, and shareholders' equity for the year ended December 31, 2008.

Based on the discussions with the company's management regarding the audited financial statements and with KPMG regarding its audit and independence, the Audit Committee recommended to the board of directors that these financial statements be included in the company's 2008 Annual Report on Form 10-K.

Respectfully submitted,

The Audit Committee

Jonathan W. Berger, Committee Chair
Carl A. Albert
Jack Goldman
Matthew W. Norton

Policies and Procedures for Preapproval of Audit and Nonaudit Services

The Audit Committee's charter provides that all audit and nonaudit services (including the fees and terms of such services) to be performed for us by KPMG be preapproved. Our controller monitors services provided by KPMG and overall compliance with the preapproval policy and reports periodically to the Audit Committee on the status of outstanding engagements, including actual services provided and associated fees. Our controller must promptly report any noncompliance with the preapproval policy to the chair of the Audit Committee.

Auditor Fees and Services

McGladrey & Pullen LLP – 2007

On January 25, 2008, a majority of the partners of Goldstein Golub Kessler LLP (GGK) became partners of McGladrey & Pullen LLP (M&P). As a result, GGK resigned as our independent auditor effective January 25, 2008, and M&P was appointed as our independent auditor.

The following table presents the aggregate fees billed by M&P and GGK to us for services rendered for the fiscal year ended December 31, 2007.

2007

Audit Fees – M&P	$25,000
Audit Fees – GGK	82,072
Audit-Related Fees	0
Tax Fees	0
All Other Fees	0

Total	$107,072

M&P's 2007 audit fees consisted of fees for the audit of our 2007 year-end financial statements. GGK's 2007 audit fees consisted of the review of the interim financial statements included in our Quarterly Reports on Form 10-Q and services rendered in connection with our registration statements, including related audits and proxy filings. We did not incur any audit-related or tax fees or any other fees with M&P for the fiscal year ended December 31, 2007.

On February 22, 2008, we dismissed M&P as our independent registered public accounting firm pursuant to the provisions of the Investor Rights Agreement, which required us to retain the same independent registered public accounting firm as Boise Cascade Holdings, L.L.C.

M&P's audit reports on our financial position at December 31, 2007, and the results of our operations and cash flows for the period from February 1, 2007 (date of inception), to December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from January 25, 2008, through February 22, 2008, there were:

•
No disagreements between M&P and the company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to M&P's satisfaction, would have caused M&P to make reference to the subject matter of the disagreements in M&P's report on our financial statements for the financial year ended December 31, 2007; and

•
On any matter that was subject to a disagreement as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions, no reportable events within the meaning set forth in Regulation S-K, Item 304(a)(1)(iv).

KPMG LLP – 2008

As of February 22, 2008, the Audit Committee appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements and internal control over financial reporting for the fiscal year ended December 31, 2008.

From February 1, 2007 (date of inception), through February 22, 2008, we had not consulted with KPMG regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, as well as any matters or reportable events described in Regulation S-K, Items 304(a)(2)(i) or (ii).

The following table presents the aggregate fees billed by KPMG to us for services rendered for the fiscal year ended December 31, 2008.

2008

Audit Fees	$1,810,250
Audit-Related Fees	750
Tax Fees	0
All Other Fees	0

Total	$1,811,000

KPMG's 2008 audit fees consisted of fees for the audit of our 2008 year-end financial statements, as well as reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q, subsidiary audits, and other filings with the SEC. KPMG's audit-related fees consisted of fees in connection with the issuance of financial assurance letters.

We did not incur any tax fees or any other fees with KPMG for the fiscal year ended December 31, 2008.

Appointment of Independent Registered Public Accounting Firm for 2009

The Audit Committee appointed KPMG LLP to serve as our independent registered public accounting firm for 2009. Representatives from KPMG will be present at our 2009 Annual Shareholders' Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

INFORMATION ABOUT ATTENDING OUR 2009 ANNUAL SHAREHOLDERS' MEETING

Date and Time

Thursday, April 23, 2009
10:00 a.m. Mountain Daylight Time

Place

Boise Plaza Building
1-West A.V. Conference Room
1111 West Jefferson Street
Boise, Idaho

If You Plan to Attend

If you plan to attend our 2009 Annual Shareholders' Meeting in person, bring your Notice, the tear-off portion of your proxy card, or your brokerage statement reflecting your Boise Inc. holdings as proof of share ownership. We will inspect all purses, briefcases, and bags. Cameras and other recording devices will not be permitted at the meeting.

Directions From Boise Air Terminal and Parking

From the Boise Air Terminal to the Boise Plaza Building:

•
Depart from the Boise Air Terminal and proceed north to Vista Avenue – Proceed 2.3 miles on Vista Avenue.

•
Turn slightly left onto Capitol Boulevard and proceed 1.2 miles on Capitol Boulevard.

•
Turn left onto Idaho Street and proceed .3 mile to the corner of 11th and Idaho Streets.

•
Visitor parking is available in the Boise Plaza parking lot on the northwest corner of 11th and Idaho Streets.

APPENDIX A

BOISE INC. INCENTIVE AND PERFORMANCE PLAN,
AS PROPOSED TO BE AMENDED

BOISE INC.
INCENTIVE AND PERFORMANCE PLAN

Effective February 22, 2008

(As Amended April 23, 2009)

BOISE INC.
INCENTIVE AND PERFORMANCE PLAN

1.  Purpose.    The Boise Inc. Incentive and Performance Plan (the "Plan") is intended to promote the interests of the Company and its Shareholders by (a) attracting, motivating, rewarding, and retaining the broad-based management talent critical to achieving the Company's business goals; (b) linking a portion of each Participant's compensation to the performance of both the Company and the individual Participant; and (c) encouraging ownership of Stock (defined below) by Participants.

2.  Definitions.    As used in the Plan, the following definitions apply to the terms indicated below:

  2.1  "Agreement" means either the agreement between the Company and a Participant evidencing an Award and setting forth the terms and conditions applicable to the Award or a statement issued by the Company to a Participant describing the terms and conditions of an Award, in each case either written or electronic.

  2.2  "Annual Incentive Award" means an Award granted under Section 13.

  2.3  "Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Annual Incentive Award, or Stock Bonus granted pursuant to the terms of the Plan.

  2.4  "Board of Directors" means the Board of Directors of the Company. Reference to the Board of Directors that initially adopted and approved this Plan means the Board of Directors of Aldabra 2 Acquisition Corp.

  2.5  A "Change in Control" shall be deemed to have occurred if:

    (a)  Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

    (b)  During any 24-month period, the following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

    (c)  The consummation of a merger or consolidation of the Company with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 35% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.5(c)(i) shall not be deemed to be a Change in Control; or

    (d)  The Shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

  For purposes of this Section 2.5, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of the Company's securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D or (vi) any Exempt Person.

  2.6  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

  2.7  "Committee" means the Compensation Committee of the Board of Directors or any successor to the Committee, which shall consist of three or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

  2.8  "Company" means Boise Inc., a Delaware corporation, and any predecessor or successor thereto.

  2.9  "Covered Employee" means a Participant who is, or is likely to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code.

  2.10  "Director" means any individual who is a member of the Board of Directors and who is not an employee of the Company or any subsidiary.

  2.11  "Disciplinary Reason" has the meaning ascribed to that term in the Company's Corporate Policy 10.2, Termination of Employment.

  2.12  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  2.13  "Exempt Person" shall mean (i) Forest Products Holdings, L.L.C. or (ii) Madison Dearborn. "Madison Dearborn" means Madison Dearborn Partners, L.L.C. and any investment fund controlled by or under common control with Madison Dearborn Partners, L.L.C., and any officer, director or employee of such persons, or any trust, corporation, partnership or other entity controlled by such persons or any combination of these identified relationships.

  2.14  "Fair Market Value" of a share of Stock means the closing price of the Stock on any established stock exchange or national market system on which the stock is listed, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, as quoted on such exchange or system on the date in question, unless otherwise specified by the Committee. If there are no Stock transactions on a particular date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions, unless otherwise specified by the Committee.

  The Committee may in its sole discretion specify the following alternative dates or methods for determining Fair Market Value: (1) the closing price on the trading day before the date in question, (2) the arithmetic mean of the high and low prices on the trading day before the date in question, (3) the arithmetic mean of the high and low prices on the date in question, or, in the case of a grant of an Award, (4) an average of prices over a specified period of up to 30 days after the date of grant; provided that the Fair Market Value specified for Incentive Stock Options shall comply with applicable laws and regulations.

  2.15  "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

  2.16  "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

  2.17  "Option" means the right to purchase a stated number of shares of Stock at a stated price for a stated period of time, granted pursuant to Section 7.

  2.18  "Participant" means an employee of the Company or a subsidiary or a Director to whom an Award is granted pursuant to the Plan, or upon the death of the Participant, his or her successors, heirs, executors, and administrators, as the case may be.

  2.19  "Performance Criteria" means the criteria, either individually, alternatively or in any combination, selected for purposes of establishing the Performance Goal(s) for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, income or net income (either before or after taxes), operating income or net operating income, operating profit or net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), economic profit (including economic profit margin), return on assets, return on capital, return on investment, return on operating revenue, return on equity or average stockholders' equity, total stockholder return, growth in sales or return on sales, gross, operating or net profit margin, working capital, earnings per share, growth in earnings or earnings per share, price per share of Stock, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, and strategic plan development and implementation, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group, in each case as specified in the Award. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a Performance Period for the Participant.

  2.20  "Performance Goals" means the objectives established by the Committee in its sole discretion with respect to any performance-based Awards that relate to the Performance Criteria. Performance Goals may (a) be used to measure the performance of the Company as a whole or any subsidiary, business unit, division or other operating segment of the Company, or an individual Participant, and/or (b) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure, in each case as determined by the Committee in its sole discretion. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

  2.21  "Performance Share" means an Award of a number of shares granted to a Participant pursuant to Section 12 which is initially valued according to Fair Market Value and is paid out based on the achievement of stated Performance Goals during a stated period of time.

  2.22  "Performance Unit" means an Award granted to a Participant pursuant to Section 11 which is paid out based on the achievement of stated Performance Goals during a stated period of time.

  2.23  "Restricted Stock" means Stock granted to a Participant which is subject to forfeiture and restrictions as set forth in Section 9.

  2.24  "Restricted Stock Units" means an Award granted to a Participant pursuant to Section 10 which is subject to forfeiture and restrictions.

  2.25  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  2.26  "Securities Act" means the Securities Act of 1933, as amended from time to time.

  2.27  "Shareholders" means the shareholders of the Company or, when referring to the initial adoption and approval of this Plan, the shareholders of Aldabra 2 Acquisition Corp.

  2.28  "Stock" means Common Stock of the Company.

  2.29  "Stock Appreciation Right" or "SAR" means the right to receive an amount calculated as provided in and granted pursuant to Section 8.

  2.30  "Stock Bonus" means a bonus payable in shares of Stock granted pursuant to Section 14.

  2.31  "Termination of Employment" means, unless otherwise specified in the Agreement, the time when the employee-employer relationship between a Participant and the Company is terminated for any reason, with or without cause, including without limitation a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee- employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, the leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the regulations issued thereunder.

3.  Stock Subject to the Plan.

  3.1  Shares Available for Awards.    The maximum number of shares of Stock available for grant to Participants under this Plan shall be 17,175,000 shares (subject to adjustment as provided herein). Shares covered by an Award shall only be counted as used to the extent they are actually issued, except that the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares may be authorized but unissued Stock or authorized and issued Stock held in the Company's treasury. All shares of Stock available for grant under the Plan shall be available for any Awards, including Options and Stock Appreciation Rights. Shares of Stock related to an Award which is cancelled, expired, terminated, forfeited, surrendered, or otherwise settled without the issuance of any Stock, and shares of Stock related to an Award which is settled in cash in lieu of Stock shall again be available for Awards under this Plan.

  3.2  Performance-Based Award Limitation.    Awards that are designed to comply with the performance-based exception from the tax deductibility limitation of Section 162(m) of the Code shall be subject to the following rules:

    (a)  The number of shares of Stock that may be granted in the form of Options in a single fiscal year to a Covered Employee may not exceed 2,350,000.

    (b)  The number of shares of Stock that may be granted in the form of SARs in a single fiscal year to a Covered Employee may not exceed 2,350,000.

    (c)  The number of shares of stock that may be granted in the form of Restricted Stock in a single fiscal year to a Covered Employee may not exceed 2,350,000.

    (d)  The number of Restricted Stock Units that may be granted in a single fiscal year to a Covered Employee may not exceed 2,350,000.

    (e)  The number of shares of Stock that may be granted in the form of Performance Shares in a single fiscal year to a Covered Employee may not exceed 2,350,000.

    (f)  The maximum amount that may be paid to a Covered Employee for Performance Units granted in a single fiscal year to the Covered Employee may not exceed $6,000,000.

    (g)  To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) select the Performance Criteria applicable to the performance period, (b) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for the performance period, and (c) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for the performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it deems relevant to the assessment of individual or corporate performance.

    (h)  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

  3.3  Adjustment for Change in Capitalization.    If the Committee in its sole discretion determines that a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, share repurchase, share exchange, reclassification, or other similar corporate transaction or event has occurred, then (a) the number and kind of shares of stock which may thereafter be issued in connection with Awards; (b) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards; (c) the exercise price, grant price, or purchase price relating to any Award; and (d) the maximum number of shares subject to Awards which may be awarded to any employee during any fiscal year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, adjustments shall be made in accordance with Section 424 of the Code.

4.  Administration of the Plan.

  4.1  Authority and Delegation.    The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. Any interpretation, determination, decision, or other action made or taken by the Committee shall be final and binding on Participants, the Company, and any other interested parties. The Committee may delegate to one or more of its members or to one or more officers or employees of the Company and/or its subsidiaries and affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered a Section 16 officer; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

  4.2  Terms and Conditions of Awards.    The Committee shall have final discretion, responsibility, and authority to:

    (a)  grant Awards;

    (b)  determine the Participants to whom and the times at which Awards shall be granted;

    (c)  determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;

    (d)  establish and administer Performance Criteria and Goals relating to any Award;

    (e)  establish the rights of Participants with respect to an Award upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination);

    (f)  determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered, provided that any Committee action taken in this respect must not result in an Award being considered "nonqualified deferred compensation" under Section 409A of the Code and further provided that any Committee action taken in this respect shall be subject to Sections 7.5 and 8.7 prohibiting repricing of Options and Stock Appreciation Rights;

    (g)  make adjustments in the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles;

    (h)  determine the terms and provisions of Agreements; and

    (i)  make all other determinations deemed necessary or advisable for the administration of the Plan.

    The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants (whether or not similarly situated), for different Awards, and for the same Participant for each Award the Participant may receive, whether or not granted at different times.

5.  Eligibility.    The persons who shall be eligible to receive Awards pursuant to the Plan shall be employees of the Company and its subsidiaries and affiliates (including elected officers of the Company, whether or not they are directors of the Company) selected by the Committee from time to time, and Directors. The grant of an Award at any time to any person shall not entitle that person to a grant of an Award at any future time.

6.  Awards Under the Plan; Agreement.    Awards that may be granted under the Plan consist of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Annual Incentive Awards, and Stock Bonuses, all as described below.

Each Award granted under the Plan, except unconditional Stock Bonuses, shall be evidenced by an Agreement which shall contain such provisions as the Committee may, in its sole discretion, deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.  Options.

  7.1  Terms and Agreement.    Subject to the terms of the Plan, Options may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each Option granted:

    (a)  the number of shares subject to each Option;

    (b)  duration of the Option (provided that no Option shall have an expiration date later than the day after the 10th anniversary of the date of grant);

    (c)  vesting requirements, if any;

    (d)  whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;

    (e)  the amount and duration of related Stock Appreciation Rights, if any, and any conditions upon their exercise;

    (f)  the exercise price for each Option (which shall not be less than the Fair Market Value on the date of the grant);

    (g)  the permissible method(s) of payment of the exercise price;

    (h)  the rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination), provided that the termination rights for Participants receiving Incentive Stock Options shall conform to Section 422 of the Code; and

    (i)  any other terms or conditions established by the Committee.

  7.2  Exercise of Options.

    (a)  Options shall be exercisable at such times and subject to such restrictions and conditions as the Committee, in its sole discretion, deems appropriate, which need not be the same for all Participants.

    (b)  An Option shall be exercised by delivering written notice as specified in the Agreement on the form of notice provided by the Company, or by complying with any alternative exercise procedures the Committee may authorize. Options may be exercised in whole or in part.

    For a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of payment comply with Section 16 and the rules and regulations thereunder. Any payment in shares of Stock, if permitted, shall be made by delivering the shares to the corporate secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidence as the secretary shall require.

    (c)  Certificates for shares of Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive the shares and delivered to the Participant or other person, or evidence of book-entry shares shall be delivered to the Participant or other person, as soon as practicable following the effective date on which the Option is exercised.

  7.3  Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Section 421 of the Code. Incentive Stock Options shall not be granted to Directors. Incentive Stock Options shall not be granted under the Plan on or after the tenth anniversary of the Effective Date.

  7.4  Leave of Absence or Transfer.    Transfer between the Company and any subsidiary or affiliate of the Company, or between subsidiaries of the Company, or a leave of absence of less than six months duly authorized by the Participant's employer, shall not be deemed a Termination of Employment. A Participant may not, however, exercise an Option or related Stock Appreciation Right during any leave of absence unless authorized to do so by the Company's compensation manager.

  7.5  Reduction in Price or Reissuance.    In no event shall the Committee cancel any outstanding Option for the purpose of reissuing the Option to the Participant at a lower exercise price or reduce the exercise price of a previously issued Option.

8.  Stock Appreciation Rights.

  8.1  Terms and Agreement.    Subject to the terms of the Plan, Stock Appreciation Rights may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for each SAR granted:

    (a)  the number of shares subject to each SAR;

    (b)  whether the SAR is a Related SAR or a Freestanding SAR;

    (c)  duration of the SAR;

    (d)  vesting requirements, if any;

    (e)  rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

    (f)  any other terms or conditions established by the Committee.

  8.2  Related and Freestanding SARs.    A Stock Appreciation Right may be granted in connection with an Option at the time of grant (a "Related SAR"), or may be granted unrelated to an Option (a "Freestanding SAR").

  8.3  Surrender of Option.    A Related SAR shall require the holder, upon exercise, to surrender the Option with respect to the number of shares as to which the SAR is exercised, in order to receive payment. The Option will, to the extent surrendered, cease to be exercisable.

  8.4  Reduction in Number of Shares Subject to Related SARs.    For Related SARs, the number of shares subject to the SAR shall not exceed the number of shares subject to the Option. For example, if the SAR covers the same number of shares as the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the number of shares remaining under the Option. If the Related SAR covers fewer shares than the Option, the exercise of a portion of the Option shall reduce the number of shares subject to the SAR to the extent necessary so that the number of remaining shares subject to the SAR is not more than the remaining shares under the Option.

  8.5  Exercisability.    Subject to Section 8.7 and to any rules and restrictions imposed by the Committee, a Related SAR will be exercisable at the time or times, and only to the extent, that the Option is exercisable and will not be transferable except to the extent that the Option is transferable. A Freestanding SAR will be exercisable as determined by the Committee but in no event after 10 years from the date of grant.

  8.6  Payment.    Upon the exercise of a Stock Appreciation Right, the holder will be entitled to receive payment of an amount determined by multiplying:

    (a)  The excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant, by

    (b)  The number of shares with respect to which the SAR is being exercised.

  The Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any limitation must be determined as of the date of grant and noted on the Agreement evidencing the grant.

  Payment will be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

  8.7  Reduction in Price or Reissuance.    In no event shall the Committee cancel any outstanding Stock Appreciation Right for the purpose of reissuing the Stock Appreciation Right to the Participant at a lower exercise price or reduce the exercise price of a previously issued Stock Appreciation Right.

  8.8  Additional Terms.    The Committee may impose additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders the benefits of Rule 16b-3, or any successor provision, or as it may otherwise deem advisable.

9.  Restricted Stock.

  9.1  Terms and Agreement.    Subject to the terms of the Plan, shares of Restricted Stock may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock granted:

    (a)  the number of shares of Restricted Stock granted;

    (b)  the purchase price, if any, to be paid by the Participant for each share of Restricted Stock;

    (c)  the restriction period established pursuant to Subsection 9.2;

    (d)  any requirements with respect to elections under Section 83(b) of the Code;

    (e)  rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

    (f)  any other terms or conditions established by the Committee.

  9.2  Restriction Period.    At the time of the grant of Restricted Stock, the Committee shall establish a restriction period for the shares granted, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the shares into classes and assign a different restriction period for each class. The Committee may impose additional conditions or restrictions upon the vesting of the Restricted Stock as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a share of Restricted Stock, the share shall vest and the restrictions of Section 9.3 shall lapse. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall vest only upon the

  Committee's determination that the Performance Goals applicable to the Award have been attained.

  9.3  Restrictions on Transfer Prior to Vesting.    Prior to the vesting of Restricted Stock, the Participant may not sell, assign, pledge, hypothecate, transfer, or otherwise encumber the Restricted Stock. Upon any attempt to transfer rights in a share of Restricted Stock, the share and all related rights shall immediately be forfeited by the Participant. Upon the vesting of a share of Restricted Stock, the transfer restrictions of this section shall lapse with respect to that share.

  9.4  Rights as a Shareholder.    Except for the restrictions set forth here and unless otherwise determined by the Committee, the Participant shall have all the rights of a Shareholder with respect to shares of Restricted Stock, including but not limited to the right to vote and the right to receive dividends, provided that unless otherwise specified in the Agreement, dividends shall be held subject to the same conditions and restrictions upon vesting as the underlying Restricted Stock.

  9.5  Issuance of Certificates.

    (a)  Following the date of grant, upon the Participant's request, the Company shall issue a stock certificate, registered in the name of or for the account of the Participant to whom the shares of Restricted Stock were granted, evidencing the shares. Each stock certificate shall bear the following legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms, and conditions (including forfeiture provisions and restrictions against transfer) contained in the Boise Inc. Incentive and Performance Plan and an Agreement entered into between the registered owner of the shares and Boise Inc.

    This legend shall not be removed until the shares vest pursuant to the terms stated.

    (b)  Each certificate, together with the stock powers relating to the shares of Restricted Stock evidenced by the certificate, shall be held by the Company unless the Committee determines otherwise.

    (c)  Following the date on which a share of Restricted Stock vests, upon a Participant's request, the Company shall cause to be delivered to the Participant to whom the shares were granted, a certificate evidencing the share free of the legend stated in subsection (a) above.

    (d)  Unless a Participant requests a stock certificate as provided in subsections (a) and (c) above, the shares shall be maintained in book-entry form by the Company.

  9.6  Section 83(b) Election.    The Committee may provide in the Agreement that the Award is conditioned upon the Participant making or not making an election under Section 83(b) of the Code. If the Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to file a copy of the election with the Company within 10 days.

10.  Restricted Stock Units.

  10.1  Terms and Agreement.    Subject to the terms of the Plan, Restricted Stock Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Restricted Stock Units granted:

    (a)  the number of Restricted Stock Units awarded:

    (b)  the purchase price, if any, to be paid by the Participant for each Restricted Stock Unit;

    (c)  the restriction period established pursuant to Subsection 10.2;

    (d)  whether dividend equivalents will be credited with respect to Restricted Stock Units, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be "nonqualified deferred compensation" under Section 409A of the Code;

    (e)  rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination); and

    (f)  any other terms or conditions established by the Committee.

  10.2  Restriction Period.    At the time of the grant of Restricted Stock Units, the Committee shall establish a restriction period, which may be time-based, based on the achievement of specified Performance Goals, a combination of time- and Performance Goal-based, or based on any other criteria the Committee deems appropriate. The Committee may divide the awarded units into classes and assign a different restriction period for each class. The Committee may impose any additional conditions or restrictions upon the vesting of the Restricted Stock Units as it deems fit in its sole discretion. If all applicable conditions are satisfied, then upon the termination of the restriction period with respect to a Restricted Stock Unit, the unit shall vest. To the extent required to ensure that a Performance Goal-based Award of Restricted Stock Units to an executive officer is deductible by the Company pursuant to Section 162(m) of the Code, any such Award shall become vested only upon the Committee's determination that the Performance Goals applicable to the Award, if any, have been attained.

  10.3  Payment.    Upon vesting of a Restricted Stock Unit, the Participant shall be entitled to receive payment of an amount equal to the Fair Market Value of one share of Stock. Payment may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

11.  Performance Units.

  11.1  Terms and Agreement.    Subject to the terms of the Plan, Performance Units may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Units granted:

    (a)  the number of Performance Units awarded;

    (b)  the initial value of a Performance Unit;

    (c)  the rights of the Participant upon Termination of Employment or termination of service as a Director (which may be different based on the reason for termination);

    (d)  the performance period and Performance Goals applicable to the Award; and

    (e)  any other terms or conditions established by the Committee.

  11.2  Payment.    After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Units may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion.

12.  Performance Shares.

  12.1  Terms and Agreement.    Subject to the terms of the Plan, Performance Shares may be granted to Participants at any time as determined by the Committee. The Committee shall determine, and the Agreement shall reflect, the following for the Performance Shares granted:

    (a)  the number of Performance Shares awarded;

    (b)  the performance period and Performance Goals applicable to the Award;

    (c)  whether dividend equivalents will be credited with respect to Performance Shares, and if so, any accrual, forfeiture, or payout restrictions on the dividend equivalents; provided that dividend equivalents will not be credited if they are determined to be "nonqualified deferred compensation" under Section 409A of the Code;

    (d)  the rights of the Participant upon Termination of Employment or service as a Director (which may be different based on the reason for termination); and

    (e)  any other terms or conditions established by the Committee.

  12.2  Initial Value.    The initial value of each Performance Share shall be the Fair Market Value on the date of grant.

  12.3  Payment.    After the applicable performance period has ended, the Committee will review the Performance Goals and determine the amount payable with respect to the Award, based upon the extent to which the Performance Goals have been attained within the performance period and any other applicable terms and conditions. Payment of earned Performance Shares may be made in cash, Stock, or a combination of cash and Stock, as determined by the Committee in its sole discretion.

13.  Annual Incentive Awards.

  13.1  Award Period and Performance Goals.    The award period for Annual Incentive Awards is a fiscal year, which may be a calendar year. Within 90 days of the beginning of each award period, the Committee shall establish the specific Performance Goals to be achieved in order for Participants to earn an Annual Incentive Award. The Committee shall establish a mathematical formula pursuant to which an Award equal to a specified percentage of a Participant's salary shall be earned upon the attainment of specific levels of the applicable Performance Goals. The Performance Goals and formula, once established, shall continue for subsequent years unless modified by the Committee. The Performance Goals applicable to an Award Period, and the formula pursuant to which Award amounts shall be determined, shall be selected and published within 90 days from the beginning of the award period.

  13.2  Payment.    As soon as practical after the conclusion of the award period, the Committee shall review and evaluate the Performance Goals applicable to that award period in light of performance measured in accordance with the goals and shall determine whether the goals have been satisfied. If satisfied, the Committee shall so certify in a written statement and shall apply the criteria to determine the amount of the Award for each Participant, subject to the Committee's right to reduce or eliminate the amount of any Award under Section 31. Payment of earned Annual Incentive Awards may be made in cash, Stock, or a combination of cash and Stock, in the Committee's sole discretion. No Award may be paid to a Participant in excess of $3,000,000 for any single year.

14.  Stock Bonuses.    Subject to the terms of the Plan, a Stock Bonus may be granted to one or more Participants at any time as determined by the Committee. If the Committee grants a Stock Bonus, a certificate for the shares of Stock constituting the Stock Bonus shall be issued in the name of the Participant to whom the grant was made and delivered as soon as practicable after the date on which the Stock Bonus is payable.

15.  Rights as a Shareholder.    Except as otherwise provided in Section 9.4 with respect to Restricted Stock, no person shall have any rights as a Shareholder with respect to any shares of Stock covered by or relating to an Award until the date of issuance of a stock certificate with respect to the shares (or, if such shares are held in "book-entry" form, the date upon which a stock certificate first could have been issued). Except as otherwise provided in Sections 3.3, 10.1 and 12.1, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date the stock certificate is issued.

16.  Awards Subject to Code Section 409A.    Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall comply in form and operation with the requirements of Section 409A of the Code and this Section 16, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 16.

  16.1  Specified Employee Restriction.    In the case of a Participant who is a "specified employee," the distributions with respect to the Section 409A Award payable upon the Participant's separation from service may not be made before the date which is six months after the Participant's separation from service (or, if earlier, the date of the Participant's death). For purposes of this section, a Participant shall be a "specified employee" if such Participant is a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a corporation any stock of which is publicly traded on an established securities market or otherwise, as determined under Code Section 409A(a)(2)(B)(i) and the regulations thereunder.

17.  Securities Matters.

  17.1  Delivery of Stock Certificates.    Notwithstanding anything in this Plan to the contrary, the Company shall not be obligated to issue or deliver any certificates evidencing shares of Stock unless and until (a) the Company is advised by its counsel that the issuance and delivery of certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which the Stock is traded; and (b) any governmental approvals the Company deems necessary or advisable have been obtained. The Committee may require, as a condition of the issuance and delivery of certificates, that the recipient make any agreements and representations and that the certificates bear any legends as the Committee, in its sole discretion, deems necessary or desirable.

  17.2  When Transfer Is Effective.    The transfer of any shares of Stock shall be effective only when counsel to the Company has determined that the issuance and delivery of the shares is in compliance with all applicable laws, regulations, and the requirements of any securities exchange on which shares of Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Stock in order to allow the issuance of the shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw the exercise and obtain the refund of any amount paid in connection with the exercise.

18.  Withholding Taxes.    When cash is to be paid pursuant to an Award, an amount sufficient to satisfy any federal and state taxes required by law to be withheld shall be deducted from the payment. When shares of Stock are to be delivered pursuant to an Award, the Participant shall remit in cash an amount sufficient to satisfy any federal and state taxes required by law to be withheld; provided that if permitted by the Committee in its sole discretion, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The shares shall be valued at Fair Market Value on the date the amount of tax to be withheld is determined.

19.  Amendment and Termination.    The Committee may, at any time, amend or terminate the Plan; provided that no amendment shall be made without Shareholder approval if approval is required under applicable law or if the amendment would (a) decrease the grant or exercise price of any Stock-based Award to less than the Fair Market Value on the date of grant, (b) increase the total number of shares of Stock available under the Plan, or (c) materially increase the benefits to Participants. Any amendment or termination shall not (i) violate Section 409A of the Code, or (ii) adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent, provided that an amendment may adversely affect the vested or accrued rights of a Participant without the Participant's prior consent if such amendment is necessary to comply with Section 409A of the Code or if, in the Committee's sole discretion, not amending a Participant's vested or accrued rights or benefits would have adverse consequences to the Company.

20.  Transfers upon Death; Nonassignability.    Upon the death of a Participant, outstanding Awards granted to the Participant may be exercised only by a beneficiary designated pursuant to Section 30, the executor or administrator of the Participant's estate, or a person who has acquired the right to exercise by will or the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with (a) written notice and a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that would have applied to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

During the lifetime of a Participant, no Award is transferable.

21.  Expenses and Receipts.    The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

22.  Change in Control Provisions.

  22.1  Vesting and Exercisability.    Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 22 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement. Upon a Change in Control, all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards that are subject solely to time-based vesting shall vest in full and be free of restrictions, except to the extent that another Award meeting the requirements of Section 22.2 (a "Replacement Award") is provided to the Participant to replace such Award (the "Replaced Award"); provided that, the Committee shall have the discretion to provide in any Award Agreement that, if no Replacement Award is granted, all then-outstanding Stock Options subject to such Award Agreement shall automatically terminate if not exercised prior to or in connection with such Change in Control and the value of all Stock Appreciation Rights and all other Awards that are subject solely to time-based vesting subject to such Award Agreement shall be finally be determined with reference to such Change in Control. Notwithstanding the foregoing, upon a Change in Control, the Committee may in its sole discretion pay cash to any or all Participants in exchange for the cancellation of their outstanding Awards. Upon a Change in Control, the treatment of any other Awards shall be as determined by the Committee at the time of grant, as reflected in the applicable Award Agreement.

  22.2  Replacement Awards.    An Award shall meet the conditions of this Section 22.2 and qualify as a Replacement Award if:

    (a)  it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion;

    (b)  it relates to equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

    (c)  its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control).

  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award as long as the preceding requirements of this Section 22.2 are satisfied. The determination of whether the requirements of this Section 22.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

  22.3  Subsequent Termination of Employment.    Upon a Termination of Employment or termination of directorship of a Participant occurring in connection with or during the period of two (2) years after such Change in Control, other than termination for a Disciplinary Reason, (i) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change in Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option or SAR, whichever period is shorter; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

  22.4  No Amendment.    Notwithstanding Section 19, upon a Change in Control, the provisions of this Section 22 may not be amended in any respect for twelve months following a Change in Control but may be amended thereafter.

23.  Claims Procedure.    Claims for benefits under the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the compensation manager shall notify the claimant in writing. This written notice shall:

    (a)  state the specific reasons for the denial;

    (b)  refer to Plan provisions on which the determination is based;

    (c)  describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary; and

    (d)  explain how the claimant may submit the claim for review and state applicable time limits.

24.  Claims Review Procedure.    Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records, or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 23 and shall be filed with the Company's compensation manager. The manager shall promptly inform the Company's senior human resources officer. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall state the facts and specific reasons for the decision and refer to the Plan provisions upon which the decision is based.

25.  Lawsuits; Venue; Applicable Law.    No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 23 and 24. Any lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 24, whichever is sooner. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

26.  Participant Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation to treat Participants uniformly.

27.  Unsecured General Creditor.    Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company.

28.  No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional shares or whether fractional shares or any rights to fractional shares shall be forfeited or otherwise eliminated.

29.  Beneficiary.    A Participant who is an elected officer of the Company or a Director may file with the Committee a written designation of a beneficiary on the form prescribed by the Committee and may, from time to time, amend or revoke the designation. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate.

30.  Employment Not Guaranteed.    This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company and/or any subsidiary or affiliate of the Company is at will, which means that either the employee or the employer may end the employment relationship at any time and for any reason. Nothing in this Plan changes, or should be construed as changing, that at-will relationship.

31.  Section 162(m).    The Plan is designed and intended, and all provisions shall be construed in a manner, to comply, to the extent applicable, with Section 162(m) of the Code and the regulations thereunder. To the extent permitted by Section 162(m), the Committee shall have sole discretion to reduce or eliminate the amount of any Award which might otherwise become payable upon attainment of a Performance Goal.

32.  Form of Communication.    Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Any communication shall be effective upon receipt by the Company's compensation manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728.

33.  Severability.    If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected.

34.  Effective Date and Term of Plan.    The Plan has been adopted and approved by the Board of Directors and the Company's Shareholders. The Plan will become effective upon the close of the transaction entered into between Boise Cascade L.L.C. and Aldabra 2 Acquisition Corp. as set forth in the Purchase and Sale Agreement dated September 7, 2007 (that date being the "Effective Date"). The Plan will expire on the tenth anniversary of the Effective Date, unless terminated earlier. The Board of Directors or the Committee may terminate the Plan at any time prior to such expiration date. Awards outstanding at the expiration or termination of the Plan shall remain in effect according to their terms and the provisions of the Plan.

Boise Inc.
1111 West Jefferson Street, Suite 200
Boise, ID 83702-5388
208-384-7000
www.BoiseInc.com

© 2009 Boise Inc.

The trademark used in this Proxy Statement is the property of Boise Cascade, L.L.C., or its affiliates.

Dear Shareholder:

Boise Inc. will hold its Annual Shareholders’ Meeting on Thursday, April 23, 2009, at 10:00 a.m. Mountain Daylight Time at the company’s headquarters in the Boise Plaza Building, 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. The meeting will be held in the 1-West A.V. Conference Room.

Shareholders of record on March 13, 2009, are entitled to vote by proxy, before or at the meeting. You may use the proxy and voting instruction card at the bottom of this page to designate proxies.

Continental Stock Transfer & Trust Company is our independent inspector of election and they will receive and tabulate individual proxy and voting instruction cards.

Please indicate your voting preferences on the card, sign, and date the card, and return it to Continental Stock Transfer & Trust Company in the envelope provided.

Thank you.

PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY AND VOTING INSTRUCTION CARD	BOISE INC.
THIS PROXY IS SOLICITED ON BEHALF	ANNUAL SHAREHOLDERS’ MEETING
OF THE BOARD OF DIRECTORS.	APRIL 23, 2009

The shareholder signing this card appoints Alexander Toeldte, Robert M. McNutt, and Karen E. Gowland as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card), all of the shareholder’s Boise Inc. stock held on March 13, 2009, at the company’s Annual Shareholders’ Meeting to be held on April 23, 2009, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at the meeting.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then the three director nominees and Proposal 2 will receive FOR votes.

(Continued and to be marked, signed, and dated on the reverse side)

PROXY AND VOTING INSTRUCTION CARD	BOISE INC.
ANNUAL SHAREHOLDERS’ MEETING
APRIL 23, 2009

PLEASE FOLD AND DETACH HERE AND READ THE REVERSE SIDE

---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOISE INC.	Please mark your vote like this	☒

		WITHHOLD
	FOR	AUTHORITY
	all	for all
	nominees	nominees			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	☐	☐	2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE BOISE INC. INCENTIVE AND PERFORMANCE PLAN	☐	☐	☐
Carl A. Albert Thomas S. Souleles Jason G. Weiss			3.	In their discretion, the proxies are authorized to vote on any other matters that may properly be presented at the meeting.

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.